UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary
2005 NOTICE OF
ANNUAL STOCKHOLDERS MEETING
 & PROXY STATEMENT

Preliminary Proxy Statement
LETTER TO STOCKHOLDERS
P.O. Box 68947
Seattle, Washington 98168
April 11, 2005
Dear Stockholder:
      We cordially invite you to attend our 2005 Annual Meeting of Stockholders. The meeting will be held at 2 p.m. on Tuesday, May 17, 2005, in the William M. Allen Theater at the Museum of Flight in Seattle.
      We encourage you to participate at this meeting, but whether or not you plan to attend, please complete and submit your proxy as soon as possible. As explained in the proxy statement,

•	you can vote over the Internet, by telephone, by mail, or at the meeting;

•	you can use any of these means to change your vote and thereby revoke any earlier vote; and

•	voting by proxy will not prevent you from attending the meeting, but it will ensure that your vote will be counted if you are unable to attend the meeting.

      Your opinion and your vote are important to us regardless of the number of shares you own.
      We look forward to visiting with you at the meeting and addressing your questions and comments.

Sincerely,

William S. Ayer
Chairman and Chief Executive Officer

Preliminary Proxy Statement
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
P.O. Box 68947
Seattle, Washington 98168
      The 2005 Annual Meeting of Stockholders of Alaska Air Group, Inc. will be held in the William M. Allen Theater at the Museum of Flight in Seattle, 9404 E. Marginal Way South, Seattle, Washington at 2 p.m. on Tuesday, May 17, 2005, for the following purposes:

1. To elect four directors for three-year terms.

2. To consider and vote on the six stockholder proposals described in the accompanying proxy statement, if those proposals are properly presented at the meeting.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      Stockholders owning Company common stock at the close of business on March 18, 2005, are entitled to vote.

By Order of the Board of Directors,

Keith Loveless
General Counsel & Corporate Secretary

April 11, 2005

ANNUAL MEETING INFORMATION
      The Board of Directors of Alaska Air Group, Inc. (“AAG” or the “Company”) is soliciting proxies for this year’s Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
      The Board set March 18, 2005, as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 27,182,129 shares of Company common stock outstanding on the record date.
      Annual meeting materials, which include this proxy statement, a proxy card or voting instruction form, and the 2004 Annual Report, were mailed to stockholders and made available via the Internet on or about April 11, 2005. The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, is included in the 2004 Annual Report. It was filed with the Securities and Exchange Commission (“SEC”) and is available on the Company’s website at www.alaskaair.com.
QUESTIONS AND ANSWERS
Why am I receiving this annual meeting information and proxy?
      You are receiving this annual meeting information and proxy from us because you owned shares of common stock in Alaska Air Group as of the record date for the annual meeting. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.
      You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, EquiServe Trust Company, N.A., which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record. Employees of the Company who hold shares of stock in one or more of the Company’s 401(k) retirement plans or employee stock purchase plans are also beneficial holders.
What am I voting on?
      You are being asked to vote on the election of four directors and six stockholder proposals. When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint William S. Ayer and Keith Loveless as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Messrs. Ayer and Loveless.) This way, your shares will be voted even if you cannot attend the meeting.
How does the Board of Directors recommend I vote on each of the proposals?

•	FOR the Board’s director nominees, and

•	AGAINST the other proposals.

How do I vote my shares?
      Record holders may vote by using the proxy card or by telephone or by the Internet. Persons who beneficially own stock held:

•	in a brokerage account can vote by using the voting instruction form provided by the broker or by telephone or the Internet.

•	by a bank and have the power to vote or to direct the voting of the shares can vote using the proxy or the voting information form provided by the bank and, if made available by the bank, telephone and/or Internet voting.

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

•	in trust in one of the Company’s 401(k) retirement plans or employee stock purchase plans can vote using the voting instruction form provided by the trustee or by telephone or Internet.

      All persons who beneficially own stock, other than persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, can vote at the meeting provided that they obtain a “legal proxy” from the record holder, who may or may not be the broker, bank, or trustee.
      Set forth below are the various means — Internet, phone and mail — for voting without attending the annual meeting. Subject to applicable time deadlines for Internet and phone voting applicable to most shareholders and the time deadline for all means of voting for persons holding in a 401(k) retirement plan or an employee stock purchase plan for Company employees, a person voting by any of these means may vote again using that means or another means and the later-dated vote will have the effect of revoking the earlier-dated vote. Thus a person who votes on May 1 using the Internet can change her vote on May 2 by using the Internet, phone, or mail and the effect of the voting on May 2 would be to revoke the earlier May 1 vote. A record holder can attend the annual meeting and vote, which will have the effect of revoking a previously given proxy. A beneficial holder (other than an employee holding in a 401(k) retirement plan or employee stock purchase plan) who has been given a legal proxy by the record holder can attend the meeting and vote, which will have the effect of revoking a previously given proxy or voting information form.

You may vote on the Internet.
      Stockholders of record and most beneficial owners of the Company’s common stock may vote via the Internet regardless of whether they receive their annual meeting materials through the mail or via the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes and limitations in the powers of trustees of employee plans to vote, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may vote by phone.
      Stockholders of record and most beneficial owners of the Company’s common stock may vote by phone. Instructions for voting by phone are provided along with your proxy card or voting instructions. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes and limitations in the powers of trustees of employee plans to vote, your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may vote by mail.
      Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.
      If you return a signed proxy card but do not mark your choices, your shares will be voted in accordance with the recommendations of the Board of Directors shown above. If you do not mark your choices on the voting instruction form, the voting of your shares will be subject to rules relating to broker non-votes and limitations in the powers of trustees of employee plans.
      The availability of telephone and Internet voting.
      EquiServe’s Internet and telephone voting facilities for stockholders of record and 401(k) plan participants will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 16, 2005. However, to allow sufficient time for voting by the trustee, voting instructions for 401(k) plan shares must be received by 11:59 p.m. Eastern Time on May 12, 2005. The availability of telephone and Internet voting for beneficial holders other than 401(k) participants is set forth on the voting instruction form.
What business may be properly brought before the meeting and what discretionary authority is granted?
      Under the Company’s Bylaws, a stockholder may bring business before the meeting only if the stockholder has given written notice to the Company on or before February 12, 2005. The only such business as to which the Company received notice are the six stockholder proposals described in this proxy statement and included on the Company’s proxy card and three other proposals omitted from this proxy statement in accordance with SEC Rule 14a-8 and described under Opposing Solicitation on page 50. Under SEC Rule 14a-4(c)(6), the form of proxy may grant discretionary authority regarding proposals omitted under SEC Rule 14a-8 and the proxy card does grant such authority. Mr. Ayer and Mr. Loveless, pursuant to such discretionary authority, will vote against the omitted proposals if they are properly presented at the meeting. Under the Bylaws, business not set forth in the notice of meeting but otherwise properly brought before the meeting by or at the direction of the Board of Directors may be acted on. The Company has no knowledge or notice that any such business will be brought before the meeting. As to other matters that properly come before the meeting and are not on the proxy card, Mr. Ayer and Mr. Loveless will vote the shares for which they hold proxies in accordance with their best judgment.
What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?
      It means that you have more than one account for your AAG shares. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or telephone using each of the identification numbers.
What if I change my mind after I submit my proxy?
      You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, Internet or mail) in which you originally voted. Except for persons beneficially holding stock in one of the Company’s 401(k) retirement plans, you may do this at a later date or time by:

•	voting by telephone or on the Internet (which may not be available to some beneficial holder) before 11:59 p.m. Eastern Time on May 16, 2005 (your latest telephone or Internet proxy is counted),

•	signing and delivering a proxy card with a later date, or

•	voting at the meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting.)

      Persons beneficially holding stock in one of the Company’s 401(k) retirement plans must vote by Internet or telephone no later than 11:59 P.M. on May 12, 2005 and if they vote by mail, their voting instruction form must be received no later than such time. Such persons cannot vote in person at the meeting. Subject to such qualifications, such holders have the same rights as other record and beneficial holders to change their votes.
      If you are a registered stockholder, you may obtain a new proxy card by contacting the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5131. If your shares are held by a broker, trustee or bank, you may obtain a new voting instruction by contacting your broker, trustee or bank. If your shares are held by one of the Company’s 401(k) retirement plans or employee stock purchase plans, you may obtain a new voting instruction by contacting the trustee of such plan. You may obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section below titled “How are shares voted that are held in a Company 401(k) plan?” for more information. If you sign and date the proxy card or voting instruction and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instructions will be revoked and your choices on the proxy card or voting instruction will be voted as you instruct.
What are broker non-votes?
      As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the Internet or phone or return the enclosed voting instruction form), the absence of instructions may cause a “broker non-vote” on the matters for which you do not provide instructions. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter.
      Specifically, brokers will not be allowed to vote on any of the Proposals 2-7 for which you do not provide instructions. For example, if you provide instructions for Proposals 2-6, but not for Proposal 7, the broker will not cast a vote on your behalf on Proposal 7; in other words, there will be a “broker non-vote” on Proposal 7.
      Based upon a revised preliminary proxy statement referred to under Opposing Solicitation on page 50, the election of directors will not be contested for purposes of New York Stock Exchange Rule 452 and accordingly, a broker will have the discretion to vote your shares in the absence of specific instructions.
How are shares voted that are held in a Company 401(k) plan?
      At the record date, 1,577,856 shares were held in the trust for Alaska Air Group 401(k) plan participants. The Company’s transfer agent, EquiServe, sent a proxy statement, an annual report and a voting instruction form to each participant who held shares through the Company’s 401(k) plans at the record date. The trustees, Vanguard and Fidelity, will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustee will not vote the shares on such matters.
      To allow sufficient time for voting by the trustee, your voting instructions for 401(k) plan shares must be received by 11:59 p.m. Eastern Time on May 12, 2005. Because the shares must be voted by the trustee, employees who hold stock through the 401(k) plans may not vote these shares at the meeting.
May I vote in person at the meeting?
      We will pass out a ballot to anyone who requests one at the meeting. If you hold your shares through a broker, you must bring a legal proxy from your broker in order to vote at the meeting. You may request a legal proxy from your stockbroker by indicating on your voting instruction form that you plan to attend and vote your shares at the meeting, or at the Internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your broker receives your request.
Can I receive future materials via the Internet?
      If you vote on the Internet, simply follow the prompts for enrolling in the electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

      Stockholders of record may enroll in that service at any time after the annual meeting and can read additional information about this option and request electronic delivery by going to EquiServe’s website, www.econsent.com/alk. Beneficial owners cannot use EquiServe’s site, but should find information regarding the availability of this service in the proxy materials for this annual meeting. If you are a beneficial owner and do not find such instructions, please go to www.InvestorDelivery.com or contact your broker.
      If you already receive your proxy materials via the Internet, you will continue to receive them that way until you instruct otherwise through one of the websites referenced above.
How many shares must be present to hold the meeting?
      A majority of the Company’s outstanding shares as of the record date must be present at the meeting and entitled to vote in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present at the meeting if the stockholder of record attends the meeting, if the beneficial holder attends with a legal proxy from the record holder, or the record holder has granted a proxy, whether by returning a proxy card or by telephone or Internet, without regard to whether the proxy actually casts a vote, withholds or abstains from voting.
How many votes must the nominees have to be elected?
      Directors are elected by a plurality, and the four nominees who receive the highest number of for votes will be elected. There is no cumulative voting for the Company’s directors. A properly executed proxy marked “Withheld from all nominees” or withholding authority to vote for one or more nominees with respect to the election of directors will not be voted for the directors from whom authority to vote is withheld. However, the shares represented will be counted for purposes of determining whether there is a quorum. Withheld votes and broker non-votes, if applicable, will not be taken into account in determining the outcome of the election of directors.
What happens if a nominee is unable to stand for election?
      The Board of Directors may reduce the number of seats on the Board or they may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.
How many votes must each of the stockholder proposals receive in order to pass?
      A majority of the shares present in person or by proxy and entitled to vote at the meeting must be voted for Proposal 7 in order for it to pass. A properly executed proxy marked “Abstain” with respect to a matter will not be voted, but will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes are not deemed entitled to vote on the Proposal and thus are not taken into consideration in the vote on this Proposal. However, Proposal 7 is a recommendation to the Board of Director and would not take effect automatically, even if it received the votes of holders of a majority of the shares present and entitled to vote at the meeting.
      The Board has determined, based on the opinion of its counsel, Preston Gates & Ellis LLP, that the adoption and implementation of Bylaw Proposals 2 through 6 would violate Delaware law for the reasons set forth in the Board responses to each proposal. Accordingly, even if such proposals receive the vote necessary for shareholder approval (the affirmative vote of a majority of the outstanding shares plus the affirmative vote of the holders of three-fourths of the stock present in person or represented by proxy at the meeting), the Company will not treat the vote as effective to adopt, amend, modify, or repeal the Bylaw. Summaries of the opinions of counsel, whose inclusion counsel has consented to, are included in the Board responses to each of the proposals.
      Because the polls close for all proposals at the same time, the Company treats the vote on all stockholder proposals as simultaneous (as opposed to sequential in the order set forth in the Proxy statement). The result is that the vote on Proposal 6 will not affect the vote on proposals 2-5.

      A properly executed proxy marked “Abstain” with respect to a matter will not be voted, but will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. The effect of broker non-votes is discussed above in “What are broker non-votes.”
How are votes counted?
      Voting results will be tabulated by EquiServe Trust Company, N.A. Mr. Carl T. Hagberg of Hagberg and Associates will serve as the independent inspector of elections. The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website.
Who pays the costs of proxy solicitation?
      The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies for the meeting. Georgeson may use three employees in connection with the solicitations. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, telephone and electronic means. Proxies may also be solicited by the persons identified as Participants under the heading “Participants in the Solicitation,” who will receive no additional compensation therefor, except for reimbursement of expenses. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be $15,000, of which $8,000 has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees.
Is a list of stockholders entitled to vote at the meeting available?
      A list of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting. It will also be available Monday through Friday from May 6 through May 16, 2005, between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the annual meeting.
Where can I find the voting results of the meeting?
      We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2005. You can read or print a copy of that report by going to the Company’s website, www.alaskaair.com, and then choosing Company Information, Investor Information, and Securities and Exchange Commission Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling us at (206) 392-5567, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

PROPOSAL 1.
ELECTION OF DIRECTORS
      The Company currently has twelve directors. The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Four directors are nominees for election this year and each has consented to serve a three-year term ending in 2008. The remaining directors will continue to serve the terms set out below.
NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2005

			Director
Name	Principal Occupation or Employment and Other Business Affiliations	Age	Since

Phyllis J. Campbell	Mrs. Campbell has been a director since 2002 and serves on the Company’s Compensation and Safety Committees. She is President and CEO of The Seattle Foundation. She was President of U.S. Bank of Washington from 1993 until 2001 and has served as Chair of the Bank’s Community Board. She also is on the boards of Alaska Airlines, Nordstrom, SAFECO Corporation and Puget Energy, and is a member of the Board of Trustees of Seattle University.	53	2002
Mark R. Hamilton	Mr. Hamilton has been a director since 2001 and serves on the Company’s Audit and Safety Committees, as well as on the board of Horizon Air. He has served as President of the University of Alaska since 1998. That same year, he retired as a U.S. Army Major General following 31 years of active military duty, primarily in the fields of teaching, management and administration. Formerly, Mr. Hamilton was Chief of Staff of the Alaskan Command at Elmendorf Air Force Base and Commander of Division Artillery at Fort Richardson. Mr. Hamilton is a graduate of the U.S. Military Academy at West Point and is the recipient of the Army’s highest peacetime award, the Distinguished Service Medal.	59	2001
Byron I. Mallott	Mr. Mallott has been a director since 1982 and is Chairman of the Company’s Audit Committee. He is President of the First Alaskans Institute (a nonprofit organization dedicated to the development of Alaska Native peoples and their communities). From 1995 to 1999, he served as Executive Director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska’s oil revenues. He was a director of Sealaska Corporation, Juneau, Alaska, from 1972 to 1988, Chairman from 1976 to 1983, and Chief Executive Officer from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Alaska Airlines, Sealaska Corporation and the Alaska Communications Systems Group Incorporated.	61	1982

			Director
Name	Principal Occupation or Employment and Other Business Affiliations	Age	Since

Richard A. Wien	Mr. Wien has been a director since 1982. He serves on the Company’s Audit Committee and is Chairman of the Safety Committee. Mr. Wien played an active role in the management of Wien Airlines until 1969, when he was elected President of Merric, Inc., an Alaska helicopter contract and charter service company. After Merric merged with Era Aviation in 1973, Mr. Wien served as Era’s Executive Vice President until 1981. He has been Chairman and Chief Executive Officer of Florcraft, Inc. (retail flooring), Fairbanks and Anchorage, Alaska, since 1986. He is also a director of Alaska Airlines and Usibelli Coal Mine.	69	1982

	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2006

			Director
Name	Principal Occupation or Employment and Other Business Affiliations	Age	Since

Patricia M. Bedient	Ms. Bedient was appointed to the Board of Directors in December 2004. She is Vice President of Strategic Planning for Weyerhaeuser, one of the world’s largest integrated forest products companies. A certified public accountant, she served as the managing partner of Arthur Andersen LLP’s Seattle office prior to joining Weyerhaeuser. Ms. Bedient also worked at the firm’s Portland and Boise offices as a partner and as a CPA during her 27-year career with Andersen. Ms. Bedient is on the Oregon State University Foundation Board of Trustees, the Weyerhaeuser Foundation Board and the advisory board of the University of Washington School of Business. She has also served on the boards of a variety of civic organizations, including the World Forestry Center, the City Club of Portland, St. Mary’s Academy of Portland and the Chamber of Commerce of Boise, Idaho. She is a member of the American Institute of CPAs and the Washington Society of CPAs.	51	2004
Bruce R. Kennedy	Mr. Kennedy has been a director since 1972 and serves as Chairman of the Governance and Nominating Committee. He is Chairman Emeritus of Alaska Air Group and served as its Chairman, Chief Executive Officer and President from 1985 to 1991. He was also Chairman of Alaska Airlines from 1979 to 1991, Chief Executive Officer from 1979 to 1990 and President from 1978 to 1990. He is on the board of directors of Horizon Air and serves as Chairman of Quest Aircraft Trust, an aircraft design and manufacturing company.	66	1972

			Director
Name	Principal Occupation or Employment and Other Business Affiliations	Age	Since

Jessie J. Knight, Jr.	Mr. Knight has been a director since 2002 and serves on the Compensation Committee and the Governance and Nominating Committee. He is the President and Chief Executive Officer of the San Diego Regional Chamber of Commerce, an organization whose primary focus is economic development. Before assuming his current position in 1999, Mr. Knight served from 1993 through 1998 as a commissioner of the California Public Utilities Commission, which is responsible for the regulatory oversight of all energy, telecommunications, shipping, railroad and investor-owned utilities in the state. Mr. Knight is also on the board of directors of Alaska Airlines, Avista Corporation and Environmental Power Corporation and is a standing member of the Council on Foreign Relations.	54	2002
J. Kenneth Thompson	Mr. Thompson has been a director since October 1999 and serves on the Company’s Governance and Nominating Committee and its Safety Committee. He served as executive vice president of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was President of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage. Mr. Thompson is President and CEO of Pacific Star Energy LLC, a natural gas pipeline company in Alaska. He is also managing partner of Alaska Venture Capital Group and Chairman of AVCG’s oil and gas exploration subsidiary, Brooks Range Petroleum Corporation, which are private companies. He is on the board of directors of Coeur d’Alene Mines Corporation, Horizon Air, and a number of community service organizations.	53	1999
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2007

			Director
Name	Principal Occupation or Employment and Other Business Affiliations	Age	Since

William S. Ayer	Mr. Ayer has been a director since 1999. He is Chairman, President and CEO of Alaska Air Group and Alaska Airlines and Chairman of Horizon Air. He served as Alaska Airlines’ president and chief operating officer from November 1997 to January 2002. Prior to that, he served in various marketing, planning and operational capacities with Horizon Air, including Senior Vice President, Operations. Mr. Ayer serves on the boards of Alaska Airlines, Puget Energy, Angel Flight, the Alaska Airlines Foundation, the University of Washington Business School Advisory Board and the Museum of Flight.	50	1999
Dennis F. Madsen	Mr. Madsen has been a director since 2003 and serves on the Compensation and Safety Committees. He was President and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing through March 2005. He served as REI’s Executive Vice President and Chief Operating Officer from 1987 to 2000 and has held numerous positions throughout the Company. Mr. Madsen also serves on the boards of Alaska Airlines, the Western Washington University Foundation, Western Washington University and the Washington Roundtable.	56	2003

			Director
Name	Principal Occupation or Employment and Other Business Affiliations	Age	Since

R. Marc Langland	Mr. Langland has been a director since 1991. He is a member of the Company’s Governance and Nominating Committee and Chairman of the Compensation Committee. He has been President of Northrim Bank, Anchorage, Alaska, since November 1990 and Chairman since January 1998. Mr. Langland has also been Chairman, President and CEO of its parent company, Northrim BanCorp, Inc., since December 2001. He was Chairman and Chief Executive Officer of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987. He served on the Board of Trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director of Horizon Air, Northrim BanCorp, Inc., Saltchuk Resources and Usibelli Coal Mine, and is a member of the Anchorage Chamber of Commerce.	63	1991
John V. Rindlaub	Mr. Rindlaub has been a director since 1996 and serves on the Company’s Audit and Compensation Committees. He is CEO, Pacific Northwest Region, Wells Fargo Bank. Prior to joining Wells Fargo, he held a number of positions with Bank of America between 1989 and 2001, including President, Bank of America, Northwest and Chairman of Seafirst Bank. Prior to his position at Seafirst, Mr. Rindlaub was Group Executive Vice President/Asia Division for Bank America and a managing director for Bankers Trust Company New York, Investment Banking Group. He is also a director of Horizon Air, Saltchuk Resources, Inc., Washington Roundtable and the Greater Seattle Chamber of Commerce.	60	1996
CORPORATE GOVERNANCE
STRUCTURE OF THE BOARD OF DIRECTORS
      In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, our business affairs are managed under the direction of our Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they sit, discussing matters with our Chairman and Chief Executive Officer and other officers, reviewing materials provided to them, and visiting our facilities.
      Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. The charters of the Audit, Compensation, Governance and Nominating, and Safety Committees are posted on the Company’s website and can be accessed free of charge at www.alaskaair.com and are available in print to any stockholder who requests them.

      The table below shows the current membership of the standing Board committees. An asterisk identifies the chairman of each committee.

Governance and
Name	Audit		Compensation		Nominating		Safety

Patricia M. Bedient
Phyllis J. Campbell			x				x
Mark R. Hamilton	x						x
Bruce R. Kennedy					x	*
Jessie J. Knight, Jr.			x		x
R. Marc Langland			x	*	x
Byron I. Mallott	x	*
Dennis F. Madsen			x				x
John V. Rindlaub	x		x
J. Kenneth Thompson					x		x
Richard A. Wien	x						x	*

*	Committee chair
      The principal functions of the standing Board committees are as follows.
Audit Committee
      1. Matters pertaining to the independent auditors:

•	appoint them and oversee their work;

•	review at least annually their statement regarding their internal quality-control procedures and their relationship with the Company;

•	maintain a dialogue with respect to their independence;

•	pre-approve all auditing and non-auditing services they are to perform;

•	review annual and quarterly financial statements and filings made with the SEC; and

•	receive and review communications required from the independent auditors under applicable rules and standards.
      2. Review the planned activities and results of the internal auditors and any changes in the internal audit charter.
      3. Prepare the Audit Committee report required for the annual proxy statement.
      4. Matters pertaining to controls:

•	review financial risk and associated internal controls;

•	review procedures with respect to significant accounting policies and the adequacy of financial controls;

•	discuss with management, as appropriate, earnings releases and any information provided to analysts and rating agencies;

•	develop and monitor a Corporate Compliance program, including a Code of Conduct and Ethics, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters; and

•	obtain and review at least quarterly a statement from the CEO, CFO and Disclosure Committee disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.
      5. Annually review and reassess the adequacy of its charter and the Committee’s performance and recommend for Board approval any proposed changes to the charter.
Compensation Committee
      1. Establish the process for approving corporate goals relevant to CEO compensation and evaluating CEO performance in light of those goals.
      2. Set the salary of the CEO.
      3. Approve salaries of other executive officers of the Company and of Alaska Airlines and Horizon Air.
      4. Set annual goals under the Performance-Based-Pay Plan and administer the Plan.
      5. Grant stock awards and stock options.
      6. Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.
      7. Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.
      8. Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring the Pension/ Benefits Administrative Committee and the Pension/ Benefits Investment Fund Committee, and approving the membership of those committees, trustees and trust agreements, and extension of plan participation to employees of subsidiaries.
      9. Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.
      10. Review management development and succession plans.
      11. Administer the Company’s equity and other long-term incentive plans.
      12. Produce the report on executive compensation required for the annual proxy statement.
      13. Annually review and reassess the adequacy of the committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors.
Governance and Nominating Committee
      1. Develop and monitor the Corporate Governance Guidelines.
      2. Evaluate the size and composition of the Board.
      3. Develop criteria for Board membership.
      4. Evaluate the independence of existing and prospective members of the Board.
      5. Seek qualified candidates for election to the Board.
      6. Evaluate the nature, structure and composition of other Board committees.
      7. Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board, each other Board committee, and itself.
      8. Annually review and reassess the adequacy of the committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors.

Safety Committee
      1. Monitor management efforts to ensure the safety of passengers and employees.
      2. Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.
      3. Periodically review with management and outside experts all aspects of airline safety.
      4. Evaluate the Company’s health, safety and environmental policies and practices.
      The Board of Directors held four regular meetings. The standing Board committees in 2004 and the number of meetings they held were as follows:

•	Audit Committee — 8

•	Compensation Committee — 8

•	Governance and Nominating Committee — 4

•	Safety Committee — 4
      Each director attended at least 83% of all Board and applicable committee meetings during 2004. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all then-current directors attended the annual meeting.
BOARD AND COMMITTEE INDEPENDENCE
      Each member of the Company’s Audit Committee meets the independence, financial literacy and experience requirements defined in the new corporate governance listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission. The Board has determined that John Rindlaub is an audit committee financial expert as defined in the rules of the Securities and Exchange Commission.
      Furthermore, the Board of Directors of the Company has determined that all of the directors except Mr. Ayer and Ms. Bedient, who will be deemed independent in May 2005, and each member of the Audit Committee, Governance & Nominating Committee and Compensation Committee, are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s Internet website at www.alaskaair.com and are available in print to any stockholder who requests a copy. Specifically, the Board has determined that independent directors meet the following criteria:
      An independent director must have no material relationship with the Company, based on all material facts and circumstances. At minimum, an independent director must meet each of the standards listed below.
      1. The director has not, within the last three years, been employed by, and no immediate family member has been an executive officer of, the Company.
      2. Neither the director nor any immediate family member has, in any 12-month period in the last three years, received more than $100,000 in direct compensation from the Company, other than compensation for director or committee service and pension or other deferred compensation for prior service.
      3. (i) Neither the director nor any immediate family member is a current partner of the Company’s independent auditor; (ii) the director is not a current employee of the audit firm; (iii) no immediate family member is a current employee of the audit firm working in its audit, assurance or tax compliance practice; (iv) neither the director nor any immediate family member was an employee or partner of the audit firm within the last three years and worked on the Company’s audit within that time.
      4. Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company serves on the compensation committee of a company that employs the director or immediate family member.

      5. The director is not currently an employee, and no immediate family member is an executive officer, of another company (i) that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or (ii) of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.
      The Board considers that the following situations do not create material relationships:

a. the receipt by a director of retirement compensation earned under one or more tax-qualified or nonqualified plans during the director’s employment with the Company;

b. ordinary-course business between the Company and an organization of which the Board member is an officer or director, where the amount of such business is immaterial with respect to the Company’s or the organization’s annual revenues; or

c. the receipt of cash or in-kind contributions from the Company by a tax-exempt charitable organization of which the Board member is an officer or director, the value of which is immaterial with respect to the Company’s or the charitable organization’s annual revenues.
      For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The members of the Audit Committee, in addition to the foregoing standards, may not (a) receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay, or (b) be an “affiliate” of the Company as defined by applicable SEC rule.
DIRECTOR NOMINATION POLICY
Identification and Evaluation of Candidates
      1. Internal Process for Identifying Candidates
      The Governance and Nominating Committee has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources — members of the Board, senior level Company executives, individuals personally known to the members of the Board, and research, including database and Internet searches.
      Second, the Committee may from time to time use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.
      2. Candidates Proposed by Stockholders

a. General Nomination Right of All Stockholders
      Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 8 of the Company’s Bylaws. Specifically, these provisions require that written notice of a stockholder’s intent to make a nomination for the election of Directors be received by the Secretary of the Company at least 90 days in advance of the third Tuesday in May (with respect to elections held at a regular annual meeting of stockholders), and that such notice include:

•	The name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated;

•	A representation that the stockholder of record is entitled to vote at the meeting;

•	A description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•	Other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a Director if elected.

The Corporate Secretary will send a copy of the Company’s Bylaws to any interested stockholder who requests them.

b. Consideration of Director Candidates Recommended by Stockholders
      The Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that has beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group, the “Qualified Stockholder”). The Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. In addition, as discussed above, non-Qualified Stockholders have the ability to nominate one or more director candidates directly at the Annual Meeting. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board will be included in the Company’s recommended slate of director nominees in its proxy statement.

c. Initial Consideration of Candidates Recommended by Qualified Stockholders
      The Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the following procedures.
      Qualified Stockholders may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the “Notice”). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. No such notice was received in connection with the 2005 Annual Meeting.
      Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable New York Stock Exchange (“NYSE”) rules.
      The Notice shall also contain or be accompanied by the following information or documentation:

•	Proof of the required stock ownership (including the required holding period) of the stockholder or group of stockholders. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the registered owner. Any stockholder that is not the registered stockholder must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

•	A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated.

•	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified.

•	Regarding the candidate, such person’s name, age, business and residence addresses, principal occupation or employment, number of shares of the Company’s stock, if any, beneficially owned, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).

•	Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills, established by the Committee. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation of the candidate.

•	Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

•	The signature of each candidate and of each stockholder submitting the proposal.

      The Notice shall be delivered in writing, by registered or certified, first-class mail, postage prepaid, to the following address:

Board of Directors
Alaska Air Group, Inc.
PO Box 68947
Seattle, WA 98168
      The general counsel and secretary will promptly forward the Notice to the Chair of the Governance and Nominating Committee.

d. Initial Consideration of Candidates Recommended by Other Stockholders
      If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Committee, the Chair of the Committee will request that the CEO interview the candidate and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Committee’s recommendations, with any stockholder who made a proposal.
      3. Evaluation of Candidates
      As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Committee will then (i) determine if the candidate satisfies the qualifications set forth below under the caption “Policy on Minimum Qualifications for All Directors”; (ii) conduct interviews with the candidate as it deems necessary and appropriate and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.
      The Governance and Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors
      While there is no formal list of qualifications, the Governance and Nominating Committee considers, among other things, the prospective nominees’ relevant experience, intelligence, independence, commitment, ability to work with the Chief Executive Officer and within the Board culture, prominence, diversity, age, understanding of the Company’s business and other factors deemed relevant. For candidates to serve as independent directors, an independent and questioning mindset is critical. The Committee also considers whether the prospective candidates’ workloads would allow them to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Committee’s (or the Board’s) perceptions about future issues and needs. Relevant experiences might include, among other things, company CEO experience, senior level international experience, senior level regulatory or legal experience, and relevant senior level expertise in one or more of the following areas — finance, accounting, sales and marketing, organizational development, information technology and public relations.
STOCKHOLDER COMMUNICATION POLICY
      Any stockholder or interested party who wishes to communicate with our board of directors or any specific directors, including non-management directors, may write to:

Board of Directors
Alaska Air Group, Inc.
PO Box 68947
Seattle, WA 98168
      Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•	attempt to handle the inquiry directly (for example, where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our board of directors or an individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
      At each meeting of the Governance and Nominating Committee, the Corporate Secretary and General Counsel will present a summary of all communications received since the last meeting of the Governance and Nominating Committee that were not forwarded and will make those communications available to any director on request.
EXECUTIVE SESSIONS AND LEAD DIRECTOR
      The Board generally holds regular executive sessions of non-management directors quarterly. As provided in the Governance and Nominating Committee Charter, the Lead Director for these executive sessions is the chairman of the Governance and Nominating Committee.

DIRECTOR COMPENSATION
      We do not pay directors who are also employees of the Company any additional compensation for their service as directors, except for the reimbursement of expenses incurred in attending meetings. In 2004, compensation for nonemployee directors included the following:

•	an annual retainer of $20,000, with a minimum of 25% of the retainer paid in the form of Alaska Air Group common stock issued under the Company’s 2004 Long Term Incentive Plan. (In connection with this practice, the Board has set stock ownership guidelines for directors.) Beginning in June 2005, the annual retainer will increase to $30,000, $15,000 (or 50%) of which will be paid in common shares. The increase in retainer follows a market comparison by Watson Wyatt that showed that Alaska directors were significantly lagging their counterparts in overall compensation and, in particular, in the stock component of their pay.

•	$2,000 for each Audit Committee meeting and $1,200 for each Board or other committee meeting in which a nonemployee director participated in person, or $750 if participation was via telephone;

•	$500 for participation in telephone updates that occur between meetings;

•	an annual retainer of $4,000 to the Audit Committee chairperson and $2,000 to other committee chairpersons;

•	an annual retainer of $1,000 to nonemployee directors who served on the Board of Directors of Alaska Airlines or Horizon Air; and

•	reimbursement of expenses in connection with attending Board and committee meetings as well as expenses in connection with director education.
      In addition to the retainers and meeting fees mentioned above, and as part of a director’s compensation package, a nonemployee director, a nonemployee director’s spouse and a nonemployee director’s dependent children are provided transportation on Alaska and Horizon Air.
CEO AND CFO CERTIFICATIONS
      In accordance with NYSE listing standards, the Company’s 2004 CEO certification required by Section 303a.12(a) of the NYSE Listed Company Manual has been filed with the NYSE. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.
CODE OF CONDUCT AND ETHICS
      The Company has adopted a Code of Conduct & Ethics that applies to all employees of the Company, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Conduct & Ethics is located on the Company’s Internet website at www.alaskaair.com and is available in print to any stockholder who requests it. The Company intends to disclose any amendments to, and any waivers from a provision of the Code of Conduct and Ethics for directors or executive officers on the Company’s Internet website.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s directors are executive officers. The amounts involved are below disclosure thresholds set by the SEC, and, in any case, the Company does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no reports were required, the Company believes that, with the following exception, all of its directors and officers subject to Section 16(a) complied with the reporting requirements with respect to transactions during 2004. On March 1, 2004, the Compensation Committee granted stock options to a broad range of key employees, including executive officers. The grants were reported on Form 4 reports filed March 17, 2004. The executive officers for whom the late report was filed include William S. Ayer, George Bagley, Bradley D. Tilden, Gregg A. Saretsky, Keith Loveless, Jeffrey D. Pinneo, Glenn S. Johnson, and Brandon Pedersen.
INDEPENDENT AUDITORS
Termination of Deloitte & Touche LLP; Engagement of KPMG LLP
      On August 10, 2004, the Audit Committee dismissed Deloitte & Touche LLP and engaged KPMG LLP, as its independent auditor for the year ending December 31, 2004.
      The Company disclosed these events in a Current Report on Form 8-K filed with the SEC on August 13, 2004 (the “Form 8-K”), which included the following information:
      Deloitte’s report on Air Group’s financial statements for each of the years ended December 31, 2003, and December 31, 2002, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the report contained explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and the revision to the financial statements discussed in the notes thereto.
      During the years ended December 31, 2003 and 2002, and the interim period between December 31, 2003, and the date of Deloitte’s dismissal, there were no disagreements between Air Group, Alaska or Horizon and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•	In connection with its audit of Air Group’s consolidated financial statements for the year ended December 31, 2003, Deloitte advised the Audit Committee of two matters related to its internal controls that Deloitte considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. First, Deloitte noted that although the company reconciles its balance sheet accounts regularly, and those reconciliations are reviewed by someone other than the preparer, the Company should improve its process of analyzing the underlying account detail. Second, Deloitte noted that Horizon was not reconciling its inventory of expendable parts on a timely basis.

•	In connection with its audit of Air Group’s consolidated financial statements for the year ended December 31, 2002, Deloitte advised the Audit Committee of one matter that Deloitte considered to be a reportable condition. Deloitte noted design deficiencies specific to password controls in the Peoplesoft application software and the security configuration of the Peoplesoft Financials application.
      Air Group believes that the reportable conditions described above have been corrected.
      Air Group has authorized Deloitte to fully respond to the inquiries, if any, of Air Group’s, Alaska’s or Horizon’s successor independent accountants concerning the matters described above. Air Group requested that Deloitte furnish Air Group with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in the Form 8-K, and if not, stating the respects in which they do not agree. The required letter from Deloitte with respect to the above statements made by the Registrant was filed as Exhibit 16 to the Form 8-K.
      During the years ended December 31, 2003 and 2002, and through the date of the Form 8-K, neither Air Group nor Alaska nor Horizon nor anyone acting on their behalf consulted KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Air Group’s or Alaska’s or Horizon’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Selection of Independent Auditors for the Current Fiscal Year
      The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent public auditors for the current fiscal year. Representatives of KPMG LLP are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.
Fees Paid to Independent Auditors
      During fiscal year 2004, the Company retained Deloitte & Touche LLP and KPMG LLP as its principal auditors. During fiscal year 2003, the Company retained Deloitte & Touche LLP as its principal auditors. The independent auditors provided services in the following categories and amounts:

	Deloitte &
	Touche
2004	LLP	KPMG LLP	Total 2004

Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$467,000	$1,339,000	$1,806,000
Audit-Related Fees(2)	176,000	—	176,000
Tax Fees(3)	67,000	52,314	119,314
All Other Fees(4)	26,000	—	26,000

Total Fees for 2004	$736,000	$1,391,314	$2,127,314

2003			Total 2003

Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews	$892,000	—	$892,000
Audit-Related Fees(2)	247,000	—	247,000
Tax Fees(3)	48,000	—	48,000
All Other Fees(4)	39,000	—	39,000

Total Fees for 2003	$1,226,000		$1,226,000

(1)	Audit fees paid in 2004 include, for the first time, the annual audit of internal controls as mandated under Sarbanes Oxley Section 404, which accounts for a significant portion of the fee increase over 2003.

(2)	Includes fees paid in connection with the audit of Air Group’s employee benefit plans. Also includes fees for professional services in connection with the private placement and registration of our $150 million convertible notes.

(3)	Fees for professional services in connection with tax consulting, planning and tax return review. Substantially all of the tax fees paid to Deloitte & Touche were paid after their dismissal as our principal auditor. The tax fees paid to KPMG with the exception of $22,000 in connection with one specific project were paid prior to their appointment as our principal auditor.

(4)	Fees for professional services in connection with (i) the audit of security costs incurred as reported to the Transportation Security Administration, (ii) the audit of passenger facility charges and examination of related controls, (iii) the examination of agreed-upon procedures for the U.S. Citizenship and Immigration Services, and (iv) the audit of airport improvement fees and examination of related controls.

      The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent auditors, and has determined that it does not impact the independence of the auditors.
Independent Auditor Engagement Policy
      The Audit Committee has established an Independent Auditor Engagement Policy that is designed to ensure that the Company’s auditor performs its services independently and with the highest integrity and professionalism. The Audit Committee reviews the policy annually.
      The policy provides that any engagement of the Company’s outside auditor must be consistent with principles determined by the SEC, namely, that the independent auditor cannot audit its own work, perform management functions or act as an advocate for the client.
      Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent auditor for non-audit services, the Audit Committee will consider factors such as whether the services might compromise the auditor’s independence, whether the auditor is the best provider for the services, and the appropriate proportion of audit to non-audit services.
      All services must be pre-approved by the Audit Committee except for certain non-audit services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•	the aggregate amount of fees paid for all such non-audit services is not more than 5 percent of the total fees paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.
      During fiscal year 2004, there were no non-audit services that were approved pursuant to this exception.
AUDIT COMMITTEE REPORT
      The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.
Review of Our Company’s Audited Financial Statements
      The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent auditors, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We believe that management maintains an effective system of internal controls that results in fairly presented financial statements.
      The discussions with KPMG LLP also included the material and judgmental matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      We have also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with KPMG their independence.

      Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit Committee of the Board of Directors

Byron I. Mallott, Chairperson
Mark R. Hamilton, Member
John V. Rindlaub, Member
Richard A. Wien, Member
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      This table shows how much Company common stock is owned as of March 18, 2005, by (a) each director and nominee, (b) each of the Company’s five most highly compensated executive officers, and (c) all executive officers as a group. The number shown for each person includes shares that he or she

•	may vote or invest alone,

•	holds with his or her spouse, with shared voting and investment power,

•	holds otherwise with shared voting and investment power,

•	holds in one of the Company’s 401(k) plans, or

•	may acquire through stock option exercises through June 10, 2005.

		Options
	Shares	Exercisable	Stock		Percent of
	Beneficially	within	Units and		Outstanding
Nonemployee Directors and Nominees	Owned(a)	60 Days	Interests(b)	Total	Shares

Patricia M. Bedient	90		—	90
Phyllis J. Campbell	1,514		—	1,514
Mark R. Hamilton	635		—	635
Bruce R. Kennedy	9,844		—	9,844
Jessie J. Knight, Jr.	403		—	403
R. Marc Langland	4,070		—	4,070
Dennis F. Madsen	946		—	946
Byron I. Mallott	2,462		—	2,462
John V. Rindlaub	4,857		—	4,857
J. Kenneth Thompson	3,761		—	3,761
Richard A. Wien	4,855		—	4,855

		Options
	Shares	Exercisable	Stock		Percent of
	Beneficially	within	Units and		Outstanding
Executive Officers	Owned(a)	60 Days	Interests(b)	Total	Shares

William S. Ayer	10,329	354,725	15,400	380,454	1.4
George D. Bagley	1,039	221,400	6,690	229,129
Gregg A. Saretsky	1,224	104,976	5,570	111,770
Bradley D. Tilden	2,588	88,850	5,350	96,788
Keith Loveless	—	63,375	3,680	67,055
Jeffery D. Pinneo	3,242	60,275	4,870	68,387
Glenn S. Johnson	3,473	39,600	3,230	46,303
Brandon Pederson	—	2,975	1,690	4,665
All directors and all executive officers as a group (19 persons)	55,332	936,176	46,480	1,034,577	3.8

(a)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings.

(b)	Consists of the aggregate total of RSUs (Restricted Stock Units) granted in 2004, which will vest November 10, 2007.
      The table below identifies those known to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of December 31, 2004, except for information relating to the Alaska Airlines and Horizon Air 401(k) Plans, which is as of March 18, 2005.

	Number of	Percent of
	Shares	Outstanding
Name and Address	Owned	Shares

Vanguard PRIMECAP Fund(1)	2,540,000	9.4
100 Vanguard Boulevard
Malvern, PA 19355
Donald Smith & Co., Inc.(2)	2,531,000	9.3
152 West 57th Street
New York, NY 10019
Dimensional Fund Advisors Inc.(3)	2,131,000	7.9
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Franklin Resources, Inc.(4)	1,852,013	6.8
One Franklin Parkway
San Mateo, CA 94403-1906
Alaska Airlines, Inc. and Horizon Air Industries,	1,577,856	5.8
Inc. Employee 401(k) Plans(5)
c/o Vanguard Fiduciary Trust Company
500 Admiral Nelson Blvd.
Malvern, PA. 19355
Barclay’s Global Investors, NA(6)	1,591,930	5.9
45 Fremont Street
San Francisco, CA 94105

(1)	Information is based on a Schedule 13G filed by Vanguard PRIMECAP Fund (“Vanguard”) on February 14, 2005. Vanguard reported in the Schedule 13G that it had sole voting power over all 2,540,000 shares.

(2)	Information is based on a Schedule 13G filed by Donald Smith & Co., Inc. (“Donald Smith”) on February 9, 2005. Donald Smith reported in the Schedule 13G that it had sole voting power over 2,227,300 of the shares.

(3)	Information is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) on February 9, 2005. Dimensional reported in the Schedule 13G that it furnishes investment advice to four investment companies and serves as investment manager to other accounts, which hold the shares shown in the table above. It further reported that while it possesses voting and investment power over such shares, they are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(4)	Information is based on a Schedule 13G filed by Franklin Resources, Inc. (“FRI”) on February 11, 2005. The Schedule 13G reported that the shares covered are owned by accounts advised by FRI’s advisory subsidiaries. FRI, the advisory subsidiaries, Charles B. Johnson and Rupert H. Johnson, who are FRI’s principal stockholders, collectively, have sole voting power over all 1,852,013 shares.

(5)	Vanguard Fiduciary Trust Company is trustee of the Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. Flight Attendant 401(k) Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, the Horizon Air Industries, Inc. Savings Investment Plan and the Horizon Air Industries, Inc. Supplemental Savings Plan. The plan trustee votes shares allocated to participants as directed by participants, subject to Section 404 of ERISA. As of December 31, 2004, all 1,577,856 shares had been allocated to employees.

(6)	Information is based on a Schedule 13G filed by Barclay’s Global Accounting on February 14, 2005. The Schedule 13G reported that the shares covered are owned by accounts advised by Barclay’s advisory subsidiaries: Barclay’s Global Investors, Barclay’s Global Fund Advisors, Barclay’s Capital Securities Ltd, Barclay’s Capital, Inc. and Palomino Ltd. The advisory subsidiaries, collectively, have sole voting power over all 1,591,930 shares.
EXECUTIVE COMPENSATION
      In this section, we describe the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers (the “named executive officers”). That group includes officers of Alaska Air Group, the CEO of an operating subsidiary and two elected officers of a subsidiary who have policy-making roles at the Alaska Air Group level (see the Summary Compensation Table on page 32.) This section consists of:

•	a report by the Compensation Committee on executive compensation,

•	a graph showing comparative performance of the common stock,

•	a detailed table showing compensation for the years 2004, 2003 and 2002, and

•	information about stock options and retirement benefits.
      This section also includes descriptions of certain change-in-control arrangements between the Company and the named executive officers.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The following Report of the Compensation Committee and the performance graph showing comparative performance of the Company’s common stock included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.
      During 2004, the Compensation Committee of the Company’s Board of Directors consisted of Mr. Langland, Mrs. Campbell, Mr. Knight, Mr. Rindlaub and Mr. Madsen. No member of the Committee was an employee of the Company or any of its subsidiaries during the year. Each member meets the definition of “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and is “independent” within the meaning of the corporate governance rules of the New York Stock Exchange.
      The Committee has overall responsibility for the Company’s executive compensation policies and practices. In part, the Committee’s functions include:

•	determining the compensation of the Chief Executive Officer of the Company,

•	upon recommendation of the Chief Executive Officer, reviewing and approving all other elected officers’ compensation, and

•	granting awards under stock incentive plans.
      The Committee has provided the following report on the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation and the Chief Executive Officer’s compensation.
Executive Compensation Philosophy
      The Company’s philosophy comprises five elements. They are:

1. establishing objectives for compensation,

2. defining appropriate competitive reference points,

3. creating an appropriate linkage between compensation programs and Company objectives and values,

4. describing the roles of various elements of compensation, and

5. maintaining good governance practices concerning compensation.
      We will describe the Company’s approach to each of these elements in more detail below.
      Objectives. The objectives of the Company’s executive compensation policies are:

•	to attract and retain highly qualified executives by designing the total compensation package to be in line with our competitive reference points,

•	to motivate executives to provide excellent leadership and achieve Company goals by linking merit-based base salary adjustments and short-term incentives to the achievement of specific annual goals as reflected in executives’ commitment plans and the Performance Based Pay Plan,

•	to link the interests of executives and stockholders by tying a large portion of total compensation to Company operational performance, profitability and stock value,

•	to link the interests of executives and employees by establishing common operational and financial goals for short-term incentive payouts, and

•	to provide executives with reasonable security, through a combination of retirement plans, employment and/or change-in-control agreements and performance-based incentives that motivate them to achieve goals that will make the Company thrive and remain competitive in the long run.
      Competitive Reference Points. To ensure that its overall compensation is competitive, the Company periodically reviews executive compensation for a range of other companies that may include:

•	a group of eight larger and four smaller air carriers, including the Company’s primary competitors and the majority of the companies included in the Dow Jones Airlines Group contained in the Performance Graph on page 31.

•	other companies in a broad-based 2004 national compensation survey compiled by Watson Wyatt, the compensation consultant retained by the Compensation Committee.

      The table below provides results of a survey recently completed by Watson Wyatt of cross-industry and airline industry compensation.
CEO Pay Comparisons

$(000s)	1999	2000	2001	2002	2003	2004

Base Salary
Cross Industry(1)	586.6	601.5	623.8	650.5	701.3	655.8
Airline Industry(2)	510.0	611.0	506.0	564.0	507.0	(3)
Alaska Air	511.0	518.0	525.0	525.0	374.0	369.0
Total Cash
Cross Industry	956.5	960.6	1,051.7	997.9	1,199.0	1,170.0
Airline Industry	1,027.0	1,253.0	698.0	876.0	682.0	(3)
Alaska Air	886.0	518.0	525.0	637.0	473.0	479.3
Total Compensation(3)	Including long-term equity incentives valued at the time of award using a Black-Scholes factor of .50 for all companies, total compensation for Alaska Air’s CEO lagged the airline industry comparison group (described in footnote 2) by an average of 54 percent over the five years for which data was available (1999-2003), and it lagged cross-industry comparisons by an average of 40 percent over that same period.
Top Five Executives Pay Comparisons

$(000s)	1999	2000	2001	2002	2003	2004

Base Salary
Cross Industry	298.2	309.6	315.6	330.8	373.0	356.5
Airline Industry	382.0	417.0	413.0	404.0	373.0	(3)
Alaska Air	303.0	300.0	307.0	340.0	278.0	286.0
Total Cash
Cross Industry	450.6	463.3	484.1	441.0	580.4	562.0
Airline Industry	948.0	779.0	538.0	614.0	504.0	(3)
Alaska Air	500.0	300.0	307.0	399.0	358.0	350.0
Total Compensation(3)	Including long-term equity incentives valued at the time of award using a Black-Scholes factor of .50 for all companies, total average compen-sation for Alaska Air’s Top Five Executives lagged the airline industry comparison group by an average of 51 percent over the five years for which data was available (1999-2003), and it lagged cross-industry comparisons by an average of 10 percent over that same period.

(1)	Cross Industry Group includes over 1,000 companies from a wide variety of industries (excluding the financial industry). Comparisons were based on the position responsibilities of Alaska Airlines positions. Values were calculated using regression analysis based on the companies’ actual revenues for each year.

(2)	Airline Industry Group includes the following 12 airlines: Airtran Holdings, America West Holdings, AMR, ATA Holdings, Continental Airlines, Delta Air Lines, Frontier Airlines, JetBlue Airways, Northwest Airlines, Southwest Airlines, UAL and US Airways Group. These airlines vary somewhat from the airlines included in the Performance Graph. This group of companies was chosen for purposes of executive compensation comparison because it is the same group of carriers used by the Company when evaluating comparative market wage rates for other employee groups. Data reflects average values for the group of airlines.

(3)	2005 proxy data (2004 actual pay data) for the group of airlines was not available when this report was conducted.

      Linkage between compensation programs and Company objectives and values. We link executive compensation closely with Company objectives, which include safety, employee engagement, operational excellence, cost management and profitability. First, the Company’s annual incentive plan (the Performance Based Pay Plan) explicitly incorporates these goals in its annual targets. Second, equity-based awards such as options and restricted stock units maximize their value when the Company achieves these objectives, which will in the long term positively impact the Company’s stock price. Finally, executives’ annual performance evaluations are based in part on their achievement of specific goals in their individual commitment plans.
      The roles of various elements of compensation. Executive compensation includes base salary, at-risk pay tied to annual financial and operational performance, equity-based awards and retirement benefits. Taken together, the Compensation Committee’s goal is a total pay package that is in line with the executive’s competitive reference points. However, the Committee may allocate the value of the individual components of a competitive package (base salary, short-term incentives and long-term incentives) differently from other companies, depending on market conditions and Company performance.
      The Compensation Committee currently has targeted the CEO’s base salary at the 25th percentile with higher short-term and long-term at-risk compensation such that the targeted combined value is at the 50th percentile relative to a general industry survey conducted by Watson Wyatt, the Committee’s compensation consultant. By weighting the at-risk components more heavily, Mr. Ayer will be compensated as Company profitability and operational excellence improve. The Committee acknowledges that Mr. Ayer’s 2004 combined base salary, at-risk annual incentive pay and long-term equity awards were well below the 50th percentile. In light of the current economic distress in the airline industry in general and the need to restructure employee wages and productivity at the Company, in particular, the Committee has decided to make any adjustments to his compensation over a period of time.
      Governance practices concerning compensation. The Compensation Committee Charter describes many of the procedures the Committee follows to ensure good governance. These include setting CEO salary and reviewing and approving elected vice president salaries, setting annual goals under the Performance Based Pay Plan, reviewing equity compensation plans and making awards under those plans, exercising fiduciary responsibilities over retirement plans, overseeing management development and succession planning, and keeping adequate records of its activities. The Committee also retains the services of an outside compensation specialist.
Annual Base Salary
      In 2004, base salaries for executive officers were based on:

•	an analysis of competitive market rates including other airlines as well as cross-industry comparisons,

•	the market demand for each executive officer’s skills,

•	the executive’s influence on long-term Company strategies and success,

•	the relationships among executive positions, and

•	individual leadership performance.
      In light of the financial distress of the industry, Mr. Ayer and the executive vice presidents took voluntary salary reductions in 2002, and took no increases in base salary in 2003, except those made in connection with promotions entailing additional responsibilities or in isolated situations where pay was significantly below a competitive rate in relation to an individual’s responsibilities. In 2004, the Company restored the salaries of Mr. Ayer and the executive vice presidents to January 2002 levels. These changes were not retroactive and these executives did not recapture any salary foregone over that period. Neither Mr. Ayer nor the executive vice presidents have received salary increases for 2005.
Annual Incentive Plan
      Air Group’s annual incentive plan, called the Performance Based Pay Plan or “PBP,” places at risk a significant portion of each executive’s market-based compensation, linking it to annual profitability and operational goals.
      For awards to be paid, the Company must achieve or exceed profit and/or operating goals established annually by the Compensation Committee. Beginning in 2002, the Committee based goals on specific operating and financial performance measures. In 2004, the measures included safety (10%), customer satisfaction (10%), on-time performance (10%), competitive unit costs (10%) and profitability (60%). Awards increase proportionately based on the degree to which the various goals are met. In 2004, Mr. Ayer could have earned up to 65% of base pay if the target goals were met, and up to 130% if the maximum goals were reached. The other named executives could have earned up to 45% of base salary if the target goals were met, and up to 90% of base salary if the Company reached the maximum goals. Consistent with the Committee’s compensation philosophy of placing a higher percentage of total cash compensation at risk, beginning with the 2005 plan year Mr. Ayer will be able to earn up to 100% of base pay if target goals are met, and up to 200% if the company in 2005 achieves maximum goals. The other named executives could earn up to 65% for reaching the target goals, and up to 130% for maximum goals. Payment of awards for the 2004 PBP plan year totaled 46% of target with respect to the annual incentive goals* outlined above.
Equity-Based Awards
      The stockholder-approved 2004 Long-Term Incentive Equity Plan provides for a variety of equity- and cash-based awards, including stock options, stock appreciation rights and stock grants. The Company has used stock options to provide an incentive to maximize stock values, linking the long-term interests of executives with those of stockholders. Because the awards vest over several years, they encourage executives to remain with the Company. The Committee grants options at market price, so recipients benefit only if the price of the stock appreciates and stockholders also benefit.
      In 2004, the Committee divided the value of the equity grants between stock options and restricted stock units (“RSUs”). The RSUs vest on November 10, 2007, at which time one share of stock is issued to the recipient for each RSU. The Committee believes that issuing equity awards in the form of stock options combined with RSUs provides a strong incentive for executives to take a long-term view of the Company’s success, thereby serving the interests of shareholders and employees alike.
      The Committee does not base grants on ownership targets or on the number of stock options or shares an individual has outstanding because it believes doing so would discourage officers from retaining options or shares. Individual grants are determined according to base salary, position and comparative equity grant information from the Company’s competitive reference points. The options and RSUs granted to each of the named executives in 2004 are shown in the tables on pages 32 and 33.
Chief Executive Officer’s Compensation
      Base Salary — In setting the CEO’s base salary, the Committee reviews competitive information similar to that used for other Company executives and retains the services of an outside consultant. The Committee does not target a specific range of competitive pay, but applies the information as it deems appropriate. By reviewing survey data, the Committee believes it will remain mindful of compensation levels that would be required to recruit from outside the Company.

*	Recognizing that achievement of the 2005 competitive unit cost goals (expressed as cost per available seat mile, or CASM) will require that wages for various employee groups be reduced to current market levels, the named executive officers of Alaska Airlines have decided to voluntarily donate to the Alaska Airlines Employee Assistance Fund any payout related to the achievement of CASM goals under the 2005 PBP.

      Annual Incentive Plan — The PBP award is the portion of the CEO’s compensation that most directly relates to the Company’s financial and operational performance. Under the plan in effect during 2004, the CEO’s award could range from zero, if performance was below threshold, to 65% of base salary if all of the operating and financial targets were met, up to a maximum of 130% if maximum goals were reached on all measures. Mr. Ayer deferred payment of his 2004 PBP award, which was $110,326.
      Equity-Based Awards — Mr. Ayer was granted 20,000 stock options and 15,400 RSUs in 2004. The total value of these grants was below amounts suggested by awards to similarly situated CEOs at the Company’s competitive reference companies.
CEO Evaluation by Board of Directors
      The Board of Directors conducts an annual evaluation of the CEO’s performance based on:

•	the Company’s financial performance,

•	overall leadership,

•	strategic and succession planning,

•	communication to the Board and other Company constituencies,

•	investor relations,

•	the CEO’s relationship with the Board,

•	achievement of safety and compliance goals, and

•	achievement of objectives in individual commitment plans.
      The Compensation Committee provides the following discussion of the Company’s performance during 2004:
      Following a smooth transition to the role of Chief Executive Officer in May 2003, Mr. Ayer has continued the momentum set by his predecessor, John Kelly, building upon the strengths of the management teams at Alaska Airlines and Horizon Air. In 2004, Mr. Ayer continued implementation of a comprehensive, forward-looking strategic plan to transform the Company and position it for success in the years ahead.
      Financial and Strategic. Since initiating a comprehensive cost reduction effort in 2002, Alaska Airlines has achieved $185 million in permanent annual cost savings, including $95 million in 2004 alone, which contributed to the carrier’s 5.0% decrease in unit costs, excluding fuel. Alaska Airlines’ efforts have resulted in ten consecutive quarters of year-over-year reduction in CASM excluding fuel. Alaska has met or exceeded its annual cost targets the last two years.
      Horizon Air achieved a 14.1% reduction in unit costs during the year, largely due to their contract flying for Frontier Airlines, where average unit costs are 6% to 7% lower than in Horizon’s native network. Working with the Alaska Airlines and Horizon Air management teams, Mr. Ayer continued the “harmonization” of Alaska and Horizon Air’s aircraft fleets to better match air service to the needs of the market. In addition, a total of 30.4% of Alaska and Horizon Air tickets were purchased via the Company’s websites, representing a 3.0 point increase over 2003 and contributing significantly to the reduction of costs during the year.
      Alaska Air Group has maintained a strong balance sheet and solid liquidity in the face of unprecedented economic challenges in the airline industry. The strength of Air Group’s balance sheet has buoyed the stock price and provided a foundation for borrowing that will stand the Company in good stead to take advantage of strategic opportunities once it reaches its cost goals.
      Operational. The efforts of Alaska’s employees contributed to this success with the achievement of a 9.0% improvement in productivity, which caps a record of productivity gains in 11 of the last 12 quarters. And at Horizon, employee productivity improved 8.2% over the prior year. Following significant reductions in 2003, Alaska achieved a 5.5% and Horizon a 7% reduction in on-the-job injuries during 2004.

      In 2004, Horizon’s average on-time performance exceeded that of all major continental U.S. airlines tracked by the Department of Transportation. For the fifth year in a row, the FAA awarded Horizon Air’s Maintenance group the Diamond Award of Excellence for its exemplary participation in safety training programs. And early last year, Alaska’s safety division earned the International Organization for Standardization’s prestigious ISO 9000 certification.
      Key Relationships and Leadership. Mr. Ayer has exhibited a positive, interactive and responsive relationship with the Board of Directors and other constituencies. In particular, he has continued the effort to establish a more open, collaborative relationship with labor and other employee groups through increased communication. When Alaska Airlines reached the difficult decision that management and union employee reductions were necessary because of the unprecedented challenges facing the Company, Alaska offered a generous severance package that compared favorably to other recent incentive packages in the industry, and exceeded the requirements of all affected union contracts. Mr. Ayer has also maintained open and appropriate communications with the Company’s investors.
      In summary, great strides have been made toward transforming the Company into an attractive investment for investors that provides secure careers for employees. While significant challenges remain, we are encouraged by the progress to date and expect that management will continue to make strides to achieve this goal.
Other Information: Tax Law Limits on Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code eliminates the Company’s ability to deduct certain compensation over $1 million paid to the named executives unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible by the Company. Accordingly, compensation to executive officers from the exercise of options or the vesting of restricted stock units granted under the Company’s equity plans is expected to be tax deductible by the Company to the maximum extent allowable. At this time, none of our named executive officers’ compensation subject to the deductibility limits exceeds $1 million, and it is the Compensation Committee’s view that the Company will not likely be affected by the deductibility rules in the near future.

Compensation Committee of the Board of Directors

R. Marc Langland, Chairperson
Phyllis J. Campbell, Member
Jessie J. Knight, Jr., Member
Dennis F. Madsen, Member
John V. Rindlaub, Member

PERFORMANCE GRAPH
      The following graph shows a five-year comparison of cumulative total returns for the Company’s common stock, the Standard & Poor’s 500 Index, and the Dow Jones Airlines Group, assuming an initial investment of $100 on December 31, 1999, with all dividends reinvested. The stock price performance shown here is historical and not necessarily indicative of future performance.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

			Dow Jones
	Alaska Air		Airlines
Date	Group	S&P 500	Group*

1999	100.00	100.00	100.00

2000	84.70	90.90	135.19

2001	82.85	80.09	89.22

2002	61.64	62.39	50.89

2003	77.69	80.29	65.84

2004	95.35	89.03	61.56

      Information presented is as of fiscal years ended December 31.

*	The companies included in the Dow Jones Airlines Group are: Air Tran Holdings, Alaska Air Group, AMR, Independence Air (formerly Atlantic Coast Airlines Holdings), Continental Airlines, Delta Air Lines, JetBlue Airways, Northwest Airlines, Skywest and Southwest Airlines.

SUMMARY COMPENSATION TABLE
      This table shows compensation information for the named executive officers of Alaska Air Group for the last three fiscal years. Bonus figures are shown and based upon performance in the year earned, although paid in the following year.

	Annual Compensation

				Other Annual
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Compensation(2) ($)

William S. Ayer	2004	368,985	110,326	7,388
Chairman, President & CEO (Alaska Air Group	2003	373,895	99,149	7,538
and Alaska Airlines)	2002	393,769	69,877	5,180
George D. Bagley	2004	283,938	58,775	6,249
Executive VP/ Operations (Alaska Airlines)	2003	286,482	56,723	6,146
	2002	296,120	43,708	12,719
Gregg A. Saretsky	2004	236,615	48,979	70,885
Executive Vice President/ Marketing & Planning	2003	238,735	47,269	67,887
(Alaska Airlines)	2002	247,892	35,806	54,985
Bradley D. Tilden	2004	227,151	47,020	39,488
Executive Vice President/ Finance & CFO	2003	229,185	45,379	44,633
(Alaska Air Group and Alaska Airlines)	2002	235,130	34,047	42,719
Jeffrey D. Pinneo	2004	211,335	56,637	37,572
President and CEO (Horizon Air Industries)	2003	202,701	39,600	58,480
	2002	197,291	28,441	43,898

		Long-Term Compensation
		Awards

			Securities
		Restricted	Underlying
		Stock	Options	All Other
Name and Principal Position	Year	Unit(s)(3) ($)	(#)	Compensation(4)

William S. Ayer	2004	444,290	50,700	9,241
Chairman, President & CEO	2003	—	55,000	6,809
(Alaska Air Group and Alaska Airlines)	2002	—	150,000	6,810
George D. Bagley	2004	193,007	16,200	9,930
Executive VP/ Operations	2003	—	30,000	8,975
(Alaska Airlines)	2002	—	100,000	6,071
Gregg A. Saretsky	2004	160,695	13,500	7,046
Executive Vice President/ Marketing &	2003	—	20,800	66,373	(5)
Planning (Alaska Airlines)	2002	—	30,000	6,384
Bradley D. Tilden	2004	154,348	12,900	6,847
Executive Vice President/Finance & CFO	2003	—	20,000	6,355
(Alaska Air Group and Alaska Airlines)	2002	—	30,000	6,358
Jeffrey D. Pinneo	2004	140,500	10,800	12,522
President and CEO (Horizon	2003	—	20,000	14,505
Air Industries)	2002	—	30,000	13,310

(1)	Amounts included in this column for 2004 represent the “at risk” portion of market-based cash compensation for the named executive officers earned pursuant to the Performance Based Pay Plan. The Compensation Committee sets goals with respect to profitability as well as other financial and operating goals. Payments depend on the degree to which one or more of these goals is achieved. (See the discussion of the Annual Incentive Plan on page 27.) Mr. Ayer deferred payment of his 2004 Performance Based Pay Plan award of $110,326. In addition to this amount, as of December 31, 2004, Mr. Ayer had deferred an aggregate of $104,662, including interest earned, in connection with his 2003 award.

(2)	Includes the value of personal benefits, imputed interest and tax gross-ups for the imputed income in connection with certain of those benefits. Personal benefit totals that exceed the lesser of $50,000 or 10% of a named executive’s salary plus bonus in each of the past three years are included. Compensation for Mr. Saretsky includes $14,526 for automobile expense and $20,609 for executive travel in 2002; $14,723 for automobile expense and $29,159 for executive travel in 2003; and 13,624 for automobile expense and $31,188 for executive travel in 2004; Mr. Tilden’s 2002 compensation includes $12,900 for automobile expense and $12,383 in connection with executive travel; 2003 compensation includes $16,352 for automobile expense and $12,262 for executive travel; and 2004 compensation includes $16,843 for automobile expense and $9,922 for executive travel. Compensation for Mr. Pinneo includes $14,667 for automobile expense and $13,861 for executive travel in 2002; $16,000 for automobile expense and $23,962 for executive travel in 2003; and $16,262 for automobile expense and $9,591 for executive travel in 2004.

(3)	Represents the value as of the date of grant (November 17, 2004) of restricted stock units awarded to the named executives, under which they have the right to receive the following shares of common stock, which had the following values as of December 31, 2004: Mr. Ayer — 15,400 shares/$515,746; Mr. Bagley — 6,690 shares/$224,048; Mr. Saretsky — 5,570 shares/$186,539; Mr. Tilden — 5,350 shares/$179,172; and Mr. Pinneo — 4,870 shares/$163,096. The awards vest on November 10, 2007. No dividends will be paid in connection with the restricted stock units. The closing price on the date of grant was $28.85. The closing price on December 31, 2004 was $33.49.

(4)	Represents Company-paid contributions to individual 401(k) plan accounts and imputed income for the value (as determined by the Internal Revenue Service (“IRS”)) of a term life insurance benefit provided by the Company. In 2004, 401(k) contributions were $8,000 for Mr. Ayer, $8,000 for Mr. Bagley, $6,500 for Mr. Saretsky, $6,500 for Mr. Tilden and $12,447 for Mr. Pinneo. Imputed income for term life insurance during 2004 was as follows: Mr. Ayer, $1,241; Mr. Bagley, $1,930; Mr. Saretsky, $546; Mr. Tilden, $347 and Mr. Pinneo, $75.

(5)	In connection with Mr. Saretsky’s acceptance of employment at Alaska Airlines in 1998, the Company provided a loan of $60,000 in connection with his moving expenses. Under the terms of the contract, if Mr. Saretsky remained with the Company for five years, repayment of the loan would be forgiven. The terms of the contract were fulfilled in 2003, and the Company forgave the repayment obligation.
OPTION GRANTS IN 2004

	Individual Grants
					Potential Realizable Value
		Percent of			at Assumed Annual Rates
		Total Options			of Stock Price
	Number of	Granted to	Exercisable		Appreciation for Option
	Securities	Employees in	or Base		Term(3)
	Underlying Options	Fiscal Year	Price(2)	Expiration
Name	Granted(1) (#)	(%)	($/Sh)	Date	5% ($)	10% ($)

William S. Ayer	30,700	10.0	$26.10	03/01/2014	$503,915	$1,277,018
	20,000	6.5	28.85	11/17/2014	362,872	919,589
George D. Bagley	16,200	5.3	26.10	03/01/2014	265,910	673,866
Gregg A. Saretsky	13,500	4.4	26.10	03/01/2014	221,591	561,555
Bradley D. Tilden	12,900	4.2	26.10	03/01/2014	211,743	536,597
Jeffrey D. Pinneo	10,800	3.5	26.10	03/01/2014	177,272	449,244

(1)	These options were granted under the 2004 Long-Term Incentive Equity Plan. They:

•	generally were granted as incentive stock options, subject to limitations imposed by tax law,

•	were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,

•	expire ten years from the date of grant, unless canceled earlier as a result of termination of employment,

•	vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the 2004 Long-Term Incentive Equity Plan, and

•	provide for accelerated vesting under certain circumstances, as described under “Change-in-Control Arrangements” on page 36.

(2)	Options were granted at the closing price on March 1, 2004, and November 17, 2004, as reported on the NYSE.

(3)	The 5% and 10% assumed rates of appreciation over a ten-year period are required by SEC rules. This does not represent the Company’s estimate or projection of the future common stock price. If the Company’s common stock does not appreciate, these executives will receive no benefit from the options.
AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES
      There is no assurance that the indicated values of any unexercised options will actually be realized.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal Year End		In-The-Money Options at
	Acquired on	Value	(#)		Fiscal Year End(2) ($)
	Exercise	Realized(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William S. Ayer	0	0	285,325	187,175	1,238,742	1,334,816
George D. Bagley	3,075	44,203	178,225	102,825	786,853	806,514
Gregg A. Saretsky	5,199	49,640	85,026	53,175	274,249	463,810
Bradley D. Tilden	0	0	69,875	50,050	327,087	438,705
Jeffrey D. Pinneo	1,225	15,368	43,575	43,725	232,134	399,710

(1)	These values are calculated by:

•	subtracting the option exercise price from the market price on the date of exercise, and

•	multiplying that by the number of options exercised.

(2)	These values are calculated by:

•	subtracting the option exercise price from the December 31, 2004, closing price ($33.49 per share) and

•	multiplying that by the number of exercisable and unexercisable options.
Salaried Retirement Plan
      The Company maintains a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003, in which the named executive officers participate. Benefits payable under the Alaska Airlines Salaried Retirement Plan (“Salaried Retirement Plan”) are based on years of credited service and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service. Annual benefits are computed on a straight life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.
      The following table shows estimated Salaried Retirement Plan annual benefits payable to an employee, assuming retirement on January 1, 2006, at age 62, with various combinations of final average base salary and years of credited service. These estimates represent the straight life annuity benefit for an individual who retires at normal retirement age and are adjusted for cost of living.
      IRS regulations limit the covered compensation on which annual retirement benefits are based; the limit is $210,000 in 2005. IRS regulations also limit the annual benefits that may be paid from a tax-qualified retirement plan; the benefit limit is $170,000 in 2005. To the extent that the amounts shown in the table below exceed the IRS limitations, the excess will be paid from the Officers Supplementary Retirement Plan, described below.

	Annual Benefits Based on Years of Credited Service
Final Average
Base Salary	15	20	25	30	35

$175,000	$52,500	$70,000	$87,500	$105,000	$122,500
$200,000	60,000	80,000	100,000	120,000	140,000
$225,000	67,500	90,000	112,500	135,000	157,500
$300,000	90,000	120,000	150,000	180,000	210,000
$350,000	105,000	140,000	175,000	210,000	245,000
$400,000	120,000	160,000	200,000	240,000	280,000
$450,000	135,000	180,000	225,000	270,000	315,000
$500,000	150,000	200,000	250,000	300,000	350,000
$550,000	165,000	220,000	275,000	330,000	385,000
$600,000	180,000	240,000	300,000	360,000	420,000
$650,000	195,000	260,000	325,000	390,000	455,000
      All of the participants’ base salaries, but not bonuses, as shown in the Summary Compensation Table, are covered under the Salaried Retirement Plan and the Officers Supplementary Retirement Plan. The named executives have the following years of credited service and final average compensation as of December 31, 2004.

	Years of Credited		Final Average
Named Executive	Service		Base Salary

William S. Ayer	9.3		362,522
George D. Bagley(1)	11.1	(2)	272,516
Gregg A. Saretsky	6.8		232,895
Bradley D. Tilden	13.8		212,938
Jeffrey D. Pinneo(3)	6.7		207,018

(1)	When Mr. Bagley transferred from Alaska Airlines to Horizon Air in October 1995, he was 100% vested under the Salaried Retirement Plan. Horizon Air does not have a similar plan, but will supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been employed during his tenure at Horizon Air with Alaska Airlines.

(2)	Reflects combined service at Alaska Airlines and Horizon Air since becoming eligible for the Salaried Retirement Plan.

(3)	When Mr. Pinneo was elected President and CEO of Horizon Air in 2002, he was 100% vested under the Salaried Retirement Plan on account of prior service at Alaska. At that time Horizon Air, which does not have a plan similar to the Alaska Airlines Salaried Retirement Plan, agreed to supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been participating in the Alaska Airlines Salaried Retirement Plan during his tenure as President and CEO of Horizon Air.
Officers Supplementary Retirement Plan
      In addition to the benefits described above, under the Officers Supplementary Retirement Plan (“Supplementary Plan”), elected officers of Alaska Air Group and Alaska Airlines’ as well as Horizon Air’s Chief Executive Officer can receive retirement benefits, provided they have met service requirements. The Supplementary Plan is a nonqualified, unfunded, noncontributory defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60 and are based on the officer’s length of service with the Company. Benefits are calculated as a monthly amount on a straight life annuity basis. Benefits under both versions of the Supplementary Plan are subject to vesting schedules that are dependent on the officer’s length of service with the Company.
      Under the version of the Supplementary Plan applicable to officers elected prior to August 8, 1995 (Mr. Bagley), benefits can be up to 50% (depending on the officer’s vesting percentage) of an officer’s final average base salary, offset by Social Security benefits and adjusted for cost of living. Those participants are also eligible to receive additional retirement benefits from the Supplementary Plan to the extent IRS regulations limit benefits payable from the Salaried Retirement Plan. The chart below describes estimated annual benefits payable upon retirement at normal retirement age for Mr. Bagley, assuming current compensation levels:

Named Executive	Estimated Benefit(1)

George D. Bagley	$148,258
      Under the version of the Supplementary Plan applicable to officers elected on or after August 8, 1995 (including Messrs. Ayer, Pinneo, Saretsky and Tilden), benefits, assuming full vesting, are determined by a formula that first calculates 50% to 75% of a participant’s final average base salary, depending on overall length of service and length of service as an officer. The amount determined by this formula is then offset by Social Security benefits and by benefits from the Salaried Retirement Plan to the extent such benefits were accrued after the officer becomes a participant in the Supplementary Plan. (There is no offset for Salaried Retirement Plan benefits accrued for service before becoming a participant in the Supplementary Plan). In the event IRS regulations limit retirement benefits payable under the Salaried Retirement Plan, the offset under the Supplementary Plan decreases by a corresponding amount.
      The chart below describes estimated annual Supplementary Plan benefits payable upon retirement at normal retirement age for Messrs. Ayer, Pinneo, Saretsky and Tilden, assuming current compensation levels and projected service levels at normal retirement age:

Named Executive	Estimated Benefit(1)

William S. Ayer	$231,233
Jeffrey D. Pinneo(2)	$107,809
Gregg A. Saretsky	$95,754
Bradley D. Tilden	$100,167

(1)	Benefits payable under the Salaried Retirement Plan for service after the officer became a participant in the Supplementary Plan are not included in the amounts shown. The amounts shown do not reflect an offset for Social Security benefits.

(2)	Mr. Pinneo’s Supplementary Plan benefits are also reduced by the benefits described in footnote 3 to the Salaried Retirement Plan table on the previous page.
CHANGE-IN-CONTROL ARRANGEMENTS
      Agreements are in place at Alaska Airlines and Horizon Air to provide severance pay to all executive officers and certain other key employees in the event they are terminated within 24 to 36 months after a change in control of the Company. Depending on the employee’s position, the formula provides for payments of up to 24 or 36 months’ salary plus bonus, as well as commensurate service credit under the Salaried Retirement Plan and the Supplementary Plan, as applicable, in keeping with the time elapsed between a takeover and termination. Because of these and other variables to be determined at the time of distribution, the value of this benefit cannot be determined at this time.
      Some Company benefit plans provide for accelerated vesting in the case of a change in control. Under the Supplementary Plan applicable to officers elected prior to August 8, 1995, after a change in control, benefits immediately become vested at the rate of 10% per year of a participant’s service as an elected officer. Under the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits become fully vested upon a change in control. The benefit after a change in control is equal to 10% of final average earnings for each year of service as an elected officer up to and including the fifth year. For officers having five or more years of service as an elected officer, the benefit amount ranges from 50% to 75% of final average earnings, depending on length of service. Under all versions of the Supplementary Plan, the benefit remains subject to applicable offsets.
      The Supplementary Plan provides that, after a change in control, benefits will not be forfeited if an individual is terminated (other than for dishonesty or criminal acts) or is later employed by a competitor. The value of this provision to the named executives cannot be determined at this time as the amount depends on a number of variables to be determined at the time of any change in control.
      Upon a change in control of the Company, outstanding options under the Company’s equity plans become fully exercisable and restricted stock units fully vest unless the Board of Directors determines otherwise.
PROPOSAL 2.
STOCKHOLDER PROPOSAL ON POISON PILL
      A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
      RESOLVED: Shareholders offer the following amendment to the AAG, Inc. bylaws to require that any future poison pill be redeemed or put to a shareholder vote within four (4) months after it is adopted by our Board. This bylaw shall be consistent with the governing documents of our company.
      This addition of this amendment to our company’s bylaws to redeem a poison pill by shareholders may be amended, repealed or replaced only by a majority vote of the shareholders.
      I believe that there is a material difference between a shareholder vote within four months of adoption in contrast to any greater delay in a shareholder vote. For instance a five to twelve month delay in a shareholder vote could guarantee that a poison pill stays effective through an entire proxy contest. This can result in us as shareholders losing a profitable offer for our stock — or an exchange for shares in a more valuable company.
      I believe that even if a special election would be needed, the cost would be almost trivial in comparison to the potential loss of a valuable offer
      Pills Entrench Current Management
      “They [poison pills] entrench the current management, even when it’s doing a poor job. They [poison pills] water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.” “Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001
      The potential of a tender offer can motivate our directors. Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management — Wall Street Journal, Feb. 24, 2003
      Stock Value: If a poison pill makes our company difficult to sell, the value of our stock can suffer.

REDEEM OR VOTE POISON PILL — YES ON 2
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
      The Board opposes the Proposal for three primary reasons. First, the company already has a policy on stockholder approval of stockholder rights plans. Second, it believes that requiring a stockholder vote on a stockholder rights plan as provided in the Proposal is not in the best interest of stockholders. Finally, the Company believes that restriction on the Board’s ability to amend or repeal the proposed Bylaw is invalid under Delaware law.

      On April 15, 2002, the Board redeemed a stockholder rights plan (sometimes referred to as a “poison pill”) that had been first adopted in 1986. In 2004, in response to a stockholder proposal that received a majority affirmative vote at our annual meeting, we adopted a policy on rights plans. This policy, which is laid out in the Company’s Corporate Governance Guidelines (http://www.alaskaair.com/www2/company/ Governance/ CorporateGovernanceGuidelines.asp), states that the Company will adopt a stockholder rights plan only if stockholders have approved the plan, or if the Board determines, in exercising its fiduciary duties, that such a plan is in the best interests of the stockholders.
      Currently, we do not have a stockholder rights plan and the Board has no current plans to adopt one. Circumstances could arise in the future, however, where the adoption of such a plan would be an important mechanism for protecting the interests of our stockholders. Requiring a stockholder vote as required by the Proposal, even if nonbinding, within four months of the adoption of a rights plan might impede the Board’s ability to use such a plan effectively if it were appropriate to do so to protect the interests of the Company’s stockholders. Without a rights plan the Board would lose an important bargaining tool in negotiating a transaction with a potential acquirer or pursuing a potentially superior alternative to a hostile takeover offer.
      There is ample evidence that shareholder rights plans, in the hands of a responsible board, can create shareholder value. A study by two business school professors published in September 2000 concluded that rights plans “contribute to premiums and higher shareholders gains.” The same study also showed such plans do not “materially alter the likelihood of takeover success.” “On the Use of Poison Pills and Defensive Payouts by Targets of Hostile Takeovers;” Randall A. Heron & Erik Lie, 2000.
      A more recent study published in early 2004 by Institutional Shareholder Services and Georgia State University found that strong shareholder protection measures were correlated with, among other things, higher shareholder returns over three-, five- and ten-year periods, stronger profitability measures and higher dividend payouts and dividend yields. “The Correlation Between Corporate Governance and Company Performance;” Lawrence D. Brown, Marcus L. Caylor, 2004.
      Stockholder rights plans are designed to protect a corporation from an acquisition that may not be in the best interest of the corporation and its stockholders by encouraging potential acquirers to negotiate with the corporation’s board of directors and discouraging unfair or coercive takeover tactics. That is why over 2,000 public companies, including more than half of the companies in the Standard & Poor’s 500 Index, have adopted some type of rights plan, and the Company believes there is substantial empirical evidence that a stockholder rights plan may better position a board of directors to achieve the best result for all stockholders in the event there is a bid for the Company.
      There is substantial empirical evidence that such a rights plans may better position a board of directors to achieve the best result for all stockholders in the event there is a bid for the Company. In fact, two studies published in 1997 provide strong evidence that, in general, companies with rights plans tend to receive higher takeover premiums than those without them. The study by proxy solicitor Georgeson & Company, Inc. of 319 take-over transactions with a deal size of over $250 million from 1992 to 1996 found that companies with rights plans received on average 8 percentage points higher takeover premiums than companies without such plans. In 1997, J.P. Morgan reviewed 300 of $500 million-plus majority-stake acquisitions from 1993 through June 1997 and found that the median acquisition premium (the price paid over the stock price five days before the offer) was 9.4% higher when a company had a rights plan in place.
      Also, empirical evidence supports that the presence of a stockholder rights plan does not increase the likelihood of the withdrawal of a friendly bid or the defeat of a hostile bid nor does it reduce the likelihood of a company becoming a takeover target. In fact, as displayed below, companies with stockholder rights plans had a slightly higher takeover rate than companies without plans. The following information is based upon a study conducted by Jamill Aboumen and Christopher Hayden, and supports the premise that companies with stockholder rights plans have experienced higher takeover rates, and lower takeover bid withdrawal and failure rates, than companies without stockholders rights plans.

TAKEOVER BID	WITHDRAWAL RATE
Firms Without Pills	11.2%
Firms With Pills	10.3%

HOSTILE BID	FAILURE Rate
Firms Without Pills	66.7%
Firms With Pills	45.0%

TAKEOVER RATE	S&P 500/400
Firms Without Pills	5.6%
Firms With Pills	7.7%

Source: Jamill Aboumen and Christopher Hayden, article entitled “Poison Pills, Stockholder Value, and Voting on Rescission Proposals” published in Directorship, Inc. (1998)
      In recommending a vote against the proposal, the Board of Directors has not determined that a rights plan should be adopted by the Company. Any such determination would be made only after careful deliberation, in light of all circumstances then prevailing, in compliance with its policy statement on poison pills as summarized above, and in the exercise of the Board’s fiduciary duties under Delaware law to represent the Company’s stockholders when evaluating the merits of any acquisition proposal. In this regard, it should be noted that your Board of Directors is elected by the stockholders, and the vast majority of its members are independent directors who are not employed by the Company.
      The Company has received the written opinion of Preston, Gates & Ellis LLP, its counsel, that the proposed bylaw is invalid. The reasoning of the opinion provided by that firm is summarized below.
      Disabling the Board from effectively exercising its statutory and fiduciary duties.The proposed Bylaw would be vulnerable to challenge as disabling the Board from effectively exercising its statutory and fiduciary duties. Absent an express provision in a corporation’s certificate of incorporation to the contrary, 8 Del. C. § 141(a) of the Delaware General Corporation Law vests in the board of directors the authority to manage the corporate enterprise. The Delaware courts have consistently and repeatedly held that neither the affirmative duty to manage the business and affairs of the corporation imposed upon a board of directors by Section 141(a) of the DGCL nor the fiduciary duties of directors to act in the best interests of the corporation and its stockholders may be delegated to others (including stockholders) or substantially restricted, unless a delegation or restriction, if permissible at all, is accomplished pursuant to the corporation’s certificate of incorporation.
      If the Board of Directors were to adopt the policy requiring it to submit the adoption of a rights plan to a stockholder vote or to redeem the rights plan in all cases and without exception, such a policy effectively would remove from the Company’s directors the discretion to utilize a powerful and effective tool in reacting to unfair or inequitable takeover tactics and other threats to corporate policy and effectiveness, even if the Board of Directors determines in the good faith exercise of its reasonable business judgment that a rights plan would be the most appropriate and most effective means of dealing with such a threat. Because presenting the question of whether to adopt a rights plan for a stockholder vote would necessarily impose substantial delay or requiring the redemption of the rights plan in the event shareholder approval is not sought, the Board of Directors would have a significantly diminished ability to respond as necessary to protect the interests of the Company and its stockholders. In other words, if the Company’s Board of Directors were to determine that adopting a rights plan in response to a takeover threat was in the best interests of the Company and its stockholders, and the most effective (or potentially the only effective) means to address such threat, it would nevertheless be required to delay that response while the Board of Directors placed the defensive measure before the stockholders for a vote or it would be required to redeem the rights plan quickly, unless the policy were to include an effective “fiduciary out.” Because it is precisely when the Company faces a significant threat to corporate policy and effectiveness, such as unfair or inequitable hostile acquisition tactics, that the directors’ judgment and ability to react promptly and effectively is most important, it is our view that the failure to preserve in the Board of Directors the flexibility to exercise their fiduciary duties to adopt a rights plan and maintain in that period before the question of whether to adopt a poison pill can be put to a stockholder vote would be inconsistent with Delaware statutory and common law because it would substantially restrict the Company’s Board of Directors in exercising the statutory and fiduciary duty to exercise its independent, good faith business judgment in evaluating and responding to certain extraordinary corporate events — a matter that lies at the heart of the managerial prerogative vested in the Board of Directors by Section 141(a) of the DGCL.”
      Inconsistent with law. The proposed Bylaw provides that it can be amended, modified, or repealed only by a majority vote of stockholder (this part of the proposed Bylaw being referred to below as the “Shareholder-Amendment-Only” provision). It necessarily follows that if the proposal is adopted by stockholders, the Bylaw cannot be amended, modified or repealed by the Company’s Board of Directors as a result of the Shareholder-Amendment-Only provision. Alaska’s restated certificate of incorporation provides in Article 8 that the Board of Directors has the power to adopt, amend or repeal the Bylaws. The Shareholder-Amendment-Only provision is inconsistent with Article 8 of the Certificate because it imposes a limitation of the Board’s power to “amend or repeal the Bylaws.”
      Under Delaware law, a bylaw may not conflict with a provision in the certificate of incorporation. 8 Del. C. §109(b). That section provides: “The bylaws may contain any provision, not inconsistent with law or with the certificate of incorporation ...” (emphasis added)
      It is “an elementary principle of Delaware law, that bylaw provisions are subordinated to the certificate of incorporation.” Roven v. Cotter 547 A.2d 603 (Del. Ch. 1988). Indeed, “where a by-law provision is in conflict with a provision of the charter, the by-law provision is a ‘nullity.‘” Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 929 (Del. 1990). Because the Company’s Certificate specifically provides that the Board of Directors is empowered to “amend or repeal the Bylaws,” a Bylaw that purports to limit the power of the Board of Directors to “amend or repeal the Bylaws” is ineffective.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST PROPOSAL 2.
PROPOSAL 3.
STOCKHOLDER PROPOSAL ON CONFIDENTIAL SHAREHOLDER VOTING
      A stockholder has advised the Company that she intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
      RESOLVED: Shareholders offer the following amendment to the AAG, Inc. Bylaws, Article II MEETING OF STOCKHOLDERS Section 7. to include a second paragraph with the following wordage: “All voting requires confidentiality during all corporate elections for all proxies, ballots and voting tabulations that identify how shareholders vote, and that the inspectors of election be independent and not employees of the company. This would not apply in the event of a proxy contest, if the other party does not agree to comply with the Confidential Voting Policy.”
      This addition of Confidential Shareholding Voting governing our company may be amended, repealed or replaced only by a majority vote of the shareholders.
      The confidential ballot is fundamental to the American democratic system. This protection ensures that shareholders are not subjected to actual, perceived or potential coercive pressure. Proxy solicitors often have elaborate databases to match street-name shareholder account numbers with the actual identity of many shareholders.

LIMIT MANAGEMENT INFLUENCE
      The need for this reform is demonstrated by the management position statement of Lucent Technologies. It said that by using non-confidential voting, Lucent wanted “the ability to determine how an institution voted and engage in a dialogue with that institution regarding its concerns.”(1) I believe Lucent management could thus disproportionately influence the ballot by identifying large shareholders not voting with management, and lobby those shareholders to change their vote.
      The Investor Responsibility Research Center (“IRRC”) reported that Confidential Voting proposals won an approval rate average of 52% in 2000 based on yes and no votes cast.(2)
      To improve management accountability —

CONFIDENTIAL SHAREHOLDER VOTING — YES ON 3
      1. Lucent 2000 Proxy Statement http://www.lucent.com/investor/proxy/00/prop2.html
      2. IRRC Corporate Governance Bulletin, Nov. 2000 — Jan. 2001
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
      The Board opposes the Proposal because it believes that the adoption of the proposed Bylaw is unnecessary in light of the Company’s existing policies and also believes that restriction on the Board’s ability to amend or repeal the proposed Bylaw is invalid under Delaware law.
      The Company already has policies and practices that implement the two elements of the proposed Bylaw, confidential voting and independent inspectors of elections.
      The Company’s policy on confidential voting is posted on the Company’s website at http://www.alaskaair.com/www2/company/ Governance/ CorporateGovernanceGuidelines.asp. The Board believes that this policy responds to the concerns underlying the proposed Bylaw, but does so in a more precise and effective manner. The Company’s existing policy, unlike the proposed Bylaw, allows for disclosure when necessary to comply with legal requirements and also if the stockholder expressly requests or consents to disclosure. Accordingly, the Board believes that the proposed Bylaw would actually be harmful to the interests of stockholders.
      The Company’s existing policy provides: All proxies, ballots and other voting materials or compilations (collectively, “Voting Records”) that identify the vote of a particular stockholder shall be kept permanently confidential and shall not be disclosed to directors, officers or employees of the Company, except (i) to allow the tabulator of the vote to tabulate and certify the vote, (ii) to comply with federal or state law, including the order of any court, department or agency having jurisdiction over the Company, and to assert or defend claims for or against the Company, (iii) in connection with a contested proxy solicitation, (iv) in the event a stockholder has made a written comment on a proxy card or ballot, or (v) if a stockholder expressly requests or consents to disclosure of his or her vote. In any event, the tabulator of the vote may report to the Company the aggregate number of shares voted with respect to any matter and whether (but not how) a stockholder has voted and shall report to the Company any written comments on any Voting Records, including the names and addresses of the stockholders making the comments.
      The Company also has a longstanding practice that requires, as the proposed Bylaw does, that the inspector of elections be independent and not an employee of the Company. The adoption of the proposed Bylaw would provide no additional benefits to stockholders.
      The Company has received the written opinion of Preston, Gates & Ellis LLP, its counsel, that the proposed bylaw is invalid. For a summary of that firm’s opinion see the discussion under “Inconsistent with law” on page 41.
      Because implementing the proposed Bylaw would violate Delaware law, in the event that this proposal is purportedly adopted, the Bylaw will not be given any effect by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST PROPOSAL 3.
PROPOSAL 4.
STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING
      A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
      RESOLVED: Shareholders offer the following amendment to the AAG, Inc. Bylaws, to include an Article containing the following wordage: “At all elections of directors of the corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes, which such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected by such holder, and that such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.”
      This addition of a Cumulative Voting Bylaw governing our company may be amended, repealed or replaced only by a majority vote of the shareholders.
      Cumulative voting means that each shareholder may cast as many votes as equal the number of shares held, multiplied by the number of directors to be elected. Each shareholder may cast all such cumulated votes for a single candidate or split votes between one or more candidates, as each shareholder sees fit.
      Cumulative voting increases the possibility of electing at least one director with an independent viewpoint. Cumulative voting is more likely to broaden the perspective of our board, particularly in encouraging directors independent of management. This will help achieve the objective of the board representing all shareholders.
      Cumulative voting provides a voice for minority holdings, while not interfering with corporate governance by the voting majority of the board. Only cumulative voting gives proportionate weight to votes by such stockholders whose holdings are sufficiently significant to elect at least one but not all the directors.
      Cumulative voting allows a significant group of shareholders — like employee stockholders — to elect at least one director bringing an independent perspective to Board decisions, in my opinion.
      As an employee shareholder involved with other employees creating wealth for the stakeholders, I believe it’s only right that we are empowered with a tool which would enable us to actively protect our investment in our company.
      Vote yes for cumulative voting and the opportunity for a more independent perspective to enhance our Board.

CUMULATIVE VOTING — YES ON No. 4
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
      The Board opposes the Proposal because it believes that cumulative voting is not in the best interest of stockholders and also believes that the proposed Bylaw is invalid under Delaware law.
      The Board believes that directors should be elected through a system that assures that directors will represent the interests of all stockholders, not just those of particular groups. Cumulative voting could enable individual stockholders or groups of stockholders with less than a majority of the shares to pool their votes to elect directors concerned with advancing the positions of the group responsible for their election. Lucian Bebchuk, Director of the Program on Corporate Governance at Harvard Law School, supports this view that

‘[w]ith cumulative voting, a special interest candidate that appeals to only a minority of stockholders might be elected” (Business Lawyer, “The Case for Shareholder Access to the Ballot” (November 2003)). The Board believes this potential conflict between a director’s fiduciary duty to represent all of the Company’s stockholders and an allegiance to a special interest group could threaten the integrity and efficiency with which the Board of Directors discharges its duties. In addition, the Board believes that the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body, to the detriment of all the Company’s stockholders.
      The possibility of factionalism that cumulative voting presents has led to a trend against its adoption and, in fact, many companies have eliminated cumulative voting. Fewer than 10% of the companies in the Standard & Poor’s 500 Index and fewer than 9% of Fortune 500 companies have cumulative voting. The State of California, considered among the most protective of stockholder interests, amended its state laws in 1989 to permit the repeal of cumulative voting. In supporting the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:
      “While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board’s essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests ... Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, not rancor and contention.”
      The Board believes that the Company’s current system of electing directors, which is similar to that of most major publicly traded corporations and which entitles each share to one vote for each nominee, will continue to work successfully in the future, as it has in the past. The Board consists predominantly of independent non-management directors, and the Governance and Nominating Committee of the Board, which is responsible for identifying and recommending qualified director candidates, consists solely of independent non-management directors. The Board believes that this structure is the most effective means to ensure that the Board will continue to exercise independent judgment and remain accountable to all of the Company’s stockholders, rather than to a particular group.
      The Company has received the written opinion of Preston, Gates & Ellis LLP, its counsel, that the proposed bylaw is invalid for the reasons summarized below.
      Inconsistent with Certificate of Incorporation. For a summary of the legal opinion see the discussion under “Inconsistent with law” on page 41.
      Cumulative Voting may not be established by Bylaw. The proposed Bylaw is not a proper subject for action by stockholders under the General Corporation of Delaware because the proposal ignores the statutory role of directors by proposing direct adoption of an action that can only be effected if the Board participates. In order to provide for cumulative voting, it would be necessary to amend the Certificate of Incorporation. Under 8 Del. C. § 242(b), the first step in any amendment to the certificate of incorporation is for the “board of directors [to] adopt a resolution setting forth the amendment proposed, declaring its advisability.” Only after such a resolution has been adopted may the stockholders vote on the proposal to amend the certificate. Until such time as the Board of Directors has adopted a resolution and submitted to stockholders for a vote, it is not a proper subject for action by stockholders.
      Because implementing the proposed bylaw would violate Delaware law, in the event that the proposed Bylaw proposal is purportedly adopted, the Bylaw will not be given any effect by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST PROPOSAL 4.
PROPOSAL 5.
STOCKHOLDER PROPOSAL ON ANNUAL ELECTION OF DIRECTORS
      A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
      RESOLVED: Shareholders amend Article III BOARD OF DIRECTORS Section 1. “Number, Qualification and Term of Office” to delete the phrase “and term of office” in the last sentence, and add the following additional sentence: “Each Director shall be elected annually.”
      This proposal does not affect the unexpired terms of directors.
      This Bylaw amendment to elect each director annually at our company may be amended, repealed or replaced only by a majority vote of the shareholders.

Rate of Support in 2003 was 70%
      This percentage is based on yes and no votes cast. I believe this level of shareholder support is more impressive than the raw percentage because this support followed our Directors’ objections. The 30% management vote represent only 20% of our shares outstanding.
      Our Directors did not provide any management position evidence that they consulted with a corporate governance authority who supported this proposal topic. I believe our directors have a fiduciary duty to give equal consideration to both sides of this key issue.
      I can only question how our Directors analyzed this proposal topic. I believe our directors have done a disservice to shareholders, employees and customers by committing themselves to the status quo in corporate governance on this key issue.
      How can our directors reasonably claim that three-year Director terms are as good as one-year terms? Would this type of thinking lead to a policy of employee reviews once every three years?

Strong Investor Concern
      Thirty-eight (38) shareholder proposals on this topic achieved an impressive 62% average supporting vote in 2003.
      Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them. (Source: “Take on the Street” by Arthur Levitt)
      I believe our Directors’ opinion is unfounded that the annual election of each director could leave our company without experienced Directors. In the unlikely event that shareholders vote to replace all Directors, such a decision would express overwhelming dissatisfaction with the incumbent Directors and would reflect the need for change.
      I believe that it is particularly important to take this one step to improve our shareholder rights. I believe that management of our company had many 2003 practices which prove they are not the shareholders’ friends. Besides a majority vote on this proposal, our Directors ignored three other majority shareholder votes in 2003 — (1) To reinstate simple majority voting; (2) to expense stock options; (3) to ensure a Poison Pill is approved by shareholders.

Council of Institutional Investors Recommendation
      The Council of Institutional Investors at <www.cii.org>, whose members have $2 trillion invested, called for annual election of each Director.
     ELECT EACH DIRECTOR ANNUALLY — YES ON 5
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
      The Board opposes the proposed Bylaw because it believes that declassifying the Board would harm the interests of stockholders and also believes that restriction on the Board’s ability to amend or repeal the proposed Bylaw is invalid under Delaware law.
      Under a declassified board structure, all directors stand for election at the same time. The Board believes that declassifying the Board would harm the interests of stockholders for the following reasons:
      Continuity and Experience. The Board of Directors believes that the classification gives the Board a greater continuity of experience since a majority of directors at any given time will have experience with the business affairs and operations of the Company. This should permit more effective long-term strategic planning in the use of Company resources. The Board believes that continuity and quality of leadership that result from the classified Board can create long-term value for the stockholders.
      Order. A classified Board reduces the possibility of a sudden or surprise change in majority control of the Board. It also has the effect of impeding disruptive and inequitable tactics that sometimes accompany corporate takeover practices.
      Independence. The three-year term afforded by the Company’s classified structure can enhance the independence of non-management directors. The longer term reduces management’s ability to pressure directors.
      Accountability. The same standards of performance and fiduciary duties to stockholders apply to all directors regardless of the term of service. The stockholders always retain the ability to replace directors or propose and elect alternate nominees for the class of directors to be elected each year. Therefore, stockholders continue to enjoy a significant opportunity to express their views regarding the Board’s performance and to influence the Board’s composition.
      The Company has received the written opinion of Preston, Gates & Ellis LLP, its counsel, that the proposed bylaw is invalid for the reasons set forth below.
      Inconsistent with Certificate of Incorporation. For a summary of the legal opinion see the discussion under “Inconsistent with law” on page 41.
      Classified Board may not be eliminated by the proposed Bylaw. The Company currently has a classified Board of Directors. The Board of Directors is divided into three classes with one class elected each year for a three year term.
      The proposal provides that the Bylaws be amended to provide for the annual election of directors. The effect of the proposal would be to eliminate the Company’s current classified Board of Directors. The Company’s classified board was established by inclusion of provisions relating to a classified board in the restated Certificate of Incorporation. The effect of the proposal would be that the Bylaws would mandate that all directors be elected annually, while the Certificate of Incorporation would mandate that “the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible” and one class be elected each year on a rolling three year schedule. If the proposal were adopted, there would be a clear conflict between the Bylaws and the Certificate of Incorporation.
      8 Del. C. § 109(b) provides that Bylaws may not be inconsistent with the Certificate of Incorporation. In 1988, in Roven v. Cotter, 547 A.2d 603 (Del. Ch. 1988), the Delaware Chancery considered a bylaw that was adopted in a situation where the existing certificate of incorporation provided for a classified board. The bylaw, which allowed removal of a director before the expiration of the director’s full term, was inconsistent with the charter provision on the classified board and Section 141(d), as that section was then written. The court held that the bylaw was ineffective because it conflicted with the certificate of incorporation and with Section 141(d). The court said:: “the shareholders had ordained a classified board in the charter, which could not be defeated through a bylaw. . . . This, of course, is an elementary principle of Delaware law, that bylaw provisions are subordinated to the certificate of incorporation.”
      In order for the classified board to be eliminated at the Company, it would be necessary to amend the Certificate of Incorporation. Bylaws, whether adopted by stockholders or the Board, are ineffective as a means of authorizing cumulative voting when there are provisions in the Certificate of Incorporation creating a classified board. The proposal is not cast in terms of an amendment to the Certificate of Incorporation and the Board of Directors has not adopted a resolution recommending to the stockholders an amendment to the Certificate of Incorporation concerning the subject matter of the proposal.
      Because implementing the proposed bylaw would violate Delaware law, in the event that the proposed bylaw is purportedly adopted, the Bylaw will not be given any effect by the Company.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST PROPOSAL 5.
PROPOSAL 6.
STOCKHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTE
WHEN AMENDING BYLAWS
      A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
      RESOLVED: Shareholders amend Article X of the AAG Bylaws to delete the following phrase from paragraph one: “. . .and the holders of three-fourths of the stock present in person or represented by proxy at the meeting,. . .” This would establish a simple majority vote by shareholders who own the outstanding stock to “amend or repeal Bylaws made or amended by the Board of Directors or to adopt new Bylaws,” as Article X reads earlier in paragraph one.
      This Bylaw amendment to require simple majority voting at our company may be amended, repealed or replaced only by a majority vote of the shareholders.

Supporting Statement
      The right of our stockholders to amend bylaws by a simple majority is time-honored in our company’s Restated Certificate of Incorporation, Article 8.
      The right of shareholders to amend bylaws by a simple majority vote is well established in numerous parts of the Delaware law where our company is incorporated (for example, § 212. Voting rights of stockholders; proxies; limitations).
      In order to obtain the required 75% vote of the shares present at the meeting and a majority of all outstanding shares in order for shareholders to amend Article X, shareholders instruct the Board to use all means in its power to:

•	educate worker stockholders of the importance of this change to our company’s governance

•	corresponding special company solicitations

•	one-on-one management contacts with major shareholders

Commitment to Adopt Simple Majority Voting — Vote Yes on 6.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
      The Board opposes the Proposal because it believes that the existing Bylaw’s requirement for the affirmative vote of “the holders of three-fourths of the stock present in person or represented by proxy at the meeting” to amend the Bylaws provides a fundamental protection for stockholders and also believes that restriction on the Board’s ability to amend or repeal the proposed Bylaw is invalid under Delaware law.
      The Bylaws govern certain fundamental issues relating to effective corporate governance, including the calling and conduct of stockholder meetings, notification of nominations and stockholder proposals, and indemnification and insurance for officers and directors. These provisions make up part of the fundamental framework of our governance structure and are intended to preserve and maximize the value of the Company for all stockholders by protecting against self-interested actions by one or a few large stockholders. The Board believes that it is good corporate governance to ensure that fundamental changes of this nature can be made only when a broad consensus of stockholders agrees that a change is prudent and further believes that the 75% requirement is an appropriate indicator of the existence of a broad consensus.
      The Company has received the written opinion of Preston, Gates & Ellis LLP, its counsel, that the proposed bylaw is invalid. For a summary of the legal opinion see the discussion under “Inconsistent with law” on page 41.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST PROPOSAL 6.
PROPOSAL 7.
STOCKHOLDER PROPOSAL TO ADOPT COMPREHENSIVE COMMITMENT TO ADOPT SIMPLE MAJORITY VOTE
      A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
      RESOLVED: Comprehensive Commitment to Adopt Simple Majority Vote. Recommend that our Board take each step necessary for adoption of a simple majority vote to apply to the greatest extent possible on each issue that can be subject to shareholder vote. This includes using all means in our Board’s power such as corresponding special company solicitations and one-on-one management contacts with major shareholders to obtain the high super-majority vote required for formal adoption of this proposal topic.

75% Yes-Vote
      This topic won a 75% yes-vote average at 7 major companies in 2004. The council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.
     Terminate Potential Frustration of the Shareholder
      Majority Our current rule allows a small minority to frustrate the will of the shareholder majority. For example, in requiring an 80% vote of all outstanding shares to make certain governance changes, if 79% vote yes and only 1% vote no — only 1% of shares could force their will on the overwhelming 79% majority.

Our 96% Yes-Vote
      Our 96% yes-vote was a resounding response to our Director-sponsored 2001 proposal on this core topic. Our 96%-vote echoing our Directors’ recommendation was based on yes and no votes cast. However this proposal topic is being resubmitted as a shareholder proposal because under our corporate governance our

96%-vote did not equal the 80% of all shares in existence and entitled to vote. This proposal includes provisions to increase the likelihood that our Directors will take all the steps for successful adoption of their recommendation.
      Our key issue now is to reach the shares that did not vote. I feel that in 2001 our board did not do what it could to reach the shares that did not vote. Our directors have special expertise to reach shares that do not vote. Our Directors should consistently recommend we vote yes for this proposal because it simply encourages our Directors to take the reasonable steps to adopt what our Directors already recommended.

Simply Take the Reasonable Steps for Adoption
      Although our board was neutral on the core topic of simple majority vote in 2004, shareholders voted 70% in favor (based on yes and no votes) of simple majority vote and also gave additional support for taking the extra steps needed to adopt simple majority vote. By voting for this proposal we as shareholders will simply be telling our Board that it is not enough to support a topic in theory unless you go beyond support and take the reasonable steps for adoption. Our directors have special expertise to reach the shares that did not vote.

Remedy Under-Achievement in Corporate Governance
      It is all the more difficult for companies such as ours to hide under-achievement in governance. The increased refinements in rating corporate governance and the increased use of the Internet make our arguable antiquated governance more difficult to hide.

Comprehensive Commitment to Adopt Simple Majority Vote Yes on 7.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
      The Board has sought stockholder approval of a proposal to eliminate the special 80% super-majority voting requirement in 2001 and again in 2003 with no success. In 2003, the proposal failed to reach the needed votes by 14%. In light of this history, the Board does not believe that spending the significant amount of money and diverting senior management time in connection with “special...solicitations” and “one-on-one management contacts with major stockholders” would be a prudent use of funds or management time.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST PROPOSAL 7.
      The Company will provide the names and addresses of the proponents of the stockholder proposals and the number of shares held upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, Washington 98168, or by calling 206-392-5218.
OTHER MATTERS TO COME BEFORE THE MEETING
      Other than the election of directors and the stockholder proposals included in this proxy statement, we are not aware of any matters to be properly presented for a vote at the Annual Meeting, except as follows: As noted under “Opposing Solicitation,” Messrs. Richard D. Foley, Stephen Nieman, Robert C. Osborne, Terry K. Dayton, John Chevedden and Carl Olson have filed preliminary proxy materials referencing their intention to solicit proxies for the annual meeting. In addition, the opposing proxy materials contain three proposals not included in the Company’s proxy statement. The Company has omitted such proposals from its proxy statement pursuant to no-action letters issued by the staff of the Securities and Exchange Commission under SEC rule 14a-8. If it is determined at the meeting that such proposals are properly presented, Mr. William S. Ayer and Mr. Keith Loveless will use the discretionary authority granted to them to vote the shares for which they hold proxies against these proposals.

OPPOSING SOLICITATION
      On March 21, 2005, a revised preliminary proxy statement was filed by Messrs. Richard D. Foley, Stephen Nieman, Robert C. Osborne, Terry K. Dayton, John Chevedden and Carl Olson referencing their intention to solicit proxies for the annual meeting. The preliminary proxy statement states that Messrs. Nieman, Foley, Dayton, Osborne, Chevedden and Olson intend to seek election to the Company’s Board of Directors as an alternate slate of directors. Regardless of the outcome of the opposing solicitation, each of the Board of Directors’ nominees intends to serve if elected.
      The opposing preliminary proxy statement also seeks proxies to vote on the six stockholder proposals included in the proxy statement and three proposals that were omitted from the Company’s proxy statement pursuant to no-action letters issued by the staff of the Securities and Exchange Commission under SEC Rule 14a-8: Stockholder Proposal No. 2 is a bylaw amendment entitled “Ballot Access for Directors Nominated by Shareholders,” which would require the Company to include on its proxy card director candidates nominated by certain shareholders in accordance with the procedures in proposed SEC Rule 14a-11. Stockholder Proposal No. 3 is a bylaw amendment entitled “ESOP to Make Our Company Work Better,” which would require the Company to replace over time all benefits and incentive pay with an ESOP holding 51% of the outstanding stock and would provide for the nomination and election of certain directors by employees. Stockholder Proposal No. 4 is a bylaw amendment called “Truth or Consequences When Board Ignores Majority Votes,” which would require the Board to communicate to all shareholders within a given timeframe regarding any decision not to implement a shareholder proposal that receives a majority vote, increase the number of seats on the Board, and allow the proponents of any majority vote shareholder proposals to appoint themselves or their nominees to the Board.
      The Company is providing the following information pursuant to SEC regulations that require certain disclosures if the Company knows of a solicitation in opposition.

PARTICIPANTS IN THE SOLICITATION
      Under the regulations, each member of the Board of Directors may be deemed to be a “Participant” in the Company’s solicitation of proxies in connection with the Annual Meeting. Set forth below are the name and principal occupation of each member of the Board (four of whom are also nominees), and the name, principal business and address of any corporation or other organization in which that director’s occupation or employment is carried on. For additional information concerning each of the directors, see “Nominees for Election” and “Continuing Directors” in this Proxy Statement.

Name and Principal Occupation	Business Address	Principal Business of Employer

William S. Ayer	Alaska Air Group, Inc. and	Air transportation
Chairman, President & CEO	Alaska Airlines, Inc.
P.O. Box 68900
Seattle, WA 98168
Patricia M. Bedient	Weyerhaeuser Company	Forest products
Vice President, Strategic	33663 Weyerhaeuser Way So.
Planning	Federal Way, WA 98003
Phyllis J. Campbell	The Seattle Foundation	Philanthropic
President & CEO	425 Pike Street, Suite 510
Seattle, WA 98101
Mark R. Hamilton	University of Alaska System	Education
President	202 Butrovich Bldg.
910 Yukon Drive
Fairbanks, AK 99775
Bruce R. Kennedy	Alaska Air Group	Air transportation
Chairman Emeritus	19550 International Blvd., Suite 204
Seattle, WA 98188
Jessie J. Knight, Jr.	San Diego Regional	Economic development
President & CEO	Chamber of Commerce
402 W. Broadway, Suite 1000
San Diego, CA 92101
R. Marc Langland	Northrim Bank	Banking
Chairman, President & CEO	P.O. Box 241489
Anchorage, AK 99524
Dennis F. Madsen	Recreational Equipment, Inc. (REI)	Retailer and online
President & CEO	6750 S. 228th Street	merchant for outdoor
	Kent, WA 98032	gear and clothing
Byron I. Mallott	First Alaskans Institute	Development of Alaska
President	102 Cordova	Native peoples and their
	Juneau, AK 99801	communities
John V. Rindlaub	Wells Fargo Bank	Banking
CEO, Pacific Northwest Region	999 Third Avenue, Suite 4700
Seattle, WA 98104
J. Kenneth Thompson	Pacific Star Energy LLC	Energy
President & CEO	3601 “C” Street, Suite 1400
Anchorage, AK 99503
Richard A. Wien	Florcraft, Inc.	Retail flooring
Chairman & CEO	1991 Fox Avenue
Fairbanks, AK 99701
Other Participants
      The following employees of the Company may also be deemed to be Participants. The principal business address of each is that of the Company, P.O. Box 68947, Seattle, WA 98168.

Shannon K. Alberts
      Managing Director/ Board and Shareholder Services and Assistant Corporate Secretary, Alaska Airlines, Inc.
     Keith Loveless
      Vice President/ Legal and Corporate Affairs, General Counsel and Corporate Secretary of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Bradley D. Tilden
      Executive Vice President/ Finance and Chief Financial Officer of Alaska Air Group, Inc. and Alaska Airlines, Inc.
Information Regarding Ownership of the Company’s Securities by Participants
      The number of shares of common stock held by each director and Mr. Tilden at March 18, 2005, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.
      At March 18, 2005, Mr. Loveless and Ms. Alberts owned 63,509 and 4,650 shares, respectively, of which 63,375 and 4,650 shares, respectively, were shares that may be acquired by exercise of employee stock options exercisable on or before June 10, 2005. No Associate (as that term is used in SEC regulations) of a Participant owns any common stock of the Company. No Participant or Associate of any Participant owns shares of record.
Information Regarding Transactions in the Company’s Stock by Participants
      The following table sets forth all transactions that may be deemed purchases or sales of the Company’s common stock by the Participants since January 1, 2003.

		Number of Shares of
		Common Stock
		Purchased or
Name	Date	(Sold/Exchanged)	Footnote

Shannon K. Alberts	1/1/03 – 12/31/03	124	(1)
	2/28/03	27	(4)
	5/30/03	30	(4)
	8/29/03	25	(4)
	11/28/03	30	(4)
	1/1/04 – 12/31/04	120	(1)
	2/27/04	25	(4)
	5/28/04	27	(4)
	8/31/04	22	(4)
	11/30/04	27	(4)
	11/30/04	(170)	(4)
William S. Ayer	1/1/03 – 12/31/03	172	(1)
	1/1/04 – 12/31/04	251	(1)
	10/9/03	3,700	(3)
Patricia M. Bedient	12/03/04	90	(8)
Phyllis J. Campbell	5/21/03	282	(8)
	5/20/04	215	(8)
Mark R. Hamilton	5/21/03	282	(8)
	5/20/04	215	(8)
Bruce R. Kennedy	5/21/03	1,126	(8)
	5/20/04	429	(8)

		Number of Shares of
		Common Stock
		Purchased or
Name	Date	(Sold/Exchanged)	Footnote

Jessie J. Knight, Jr.	5/21/03	282	(8)
	5/20/04	857	(8)
R. Marc Langland	5/21/03	704	(8)
	5/20/04	536	(8)
Keith Loveless	1/1/02 – 12/31/02	170	(1)
	1/1/03 – 12/31/03	177	(1)
	12/30/03	(1,046)	(2)
Dennis F. Madsen	12/1/03	89	(8)
	5/20/04	857	(8)
Byron I. Mallott	5/21/03	282	(8)
	5/20/04	429	(8)
John V. Rindlaub	5/21/03	282	(8)
	5/20/04	215	(8)
J. Kenneth Thompson	5/21/03	1,126	(8)
	5/20/04	215	(8)
Bradley D. Tilden	1/1/03 – 12/31/03	219	(1)
	1/1/04 – 12/31/04	257	(1)
Richard A. Wien	5/21/03	564	(8)
	5/20/04	215	(8)

(1)	Investment in 401(k) plan.

(2)	Transfer within 401(k) plan.

(3)	Shares acquired upon exercise of employee stock option.

(4)	Purchase (Sale) through Employee Stock Purchase Plan.

(5)	Open market purchase.

(6)	Open market sale.

(7)	Gift.

(8)	Director fees paid in stock.
Understandings with Respect to Securities of the Company
      The nonemployee directors receive 25% of their annual retainers for service as directors in the form of shares of common stock and may elect to receive additional shares in lieu of all or a portion of their annual cash retainers. See “Equity Compensation Plan Information” in this Proxy Statement.
      The following Participants have employee stock options for the indicated number of shares of common stock: Ms. Alberts, 6,900; Mr. Ayer, 472,500; Mr. Loveless, 76,283; and Mr. Tilden, 119,925. See the “Aggregated Option Exercises in 2004 and Year-End Option Values” table in this Proxy Statement for additional information.
      Except as described in this Proxy Statement, no Participant has any arrangement or understanding with any person with respect to any securities of the Company.
Understandings with Respect to Future Employment by the Company
      Messrs. Ayer, Loveless and Tilden have agreements with the Company under which they would receive severance pay for up to 36 months in the event that they were terminated within 36 months after a change in control of the Company. Ms. Alberts has an agreement with the Company under which she would receive severance pay for up to 24 months in the event she was terminated within 24 months after a change in control.

See “Change-in-Control Arrangements” in this Proxy Statement. No other Participant, nor any Associate of any Participant, has any understanding with respect to future employment. No Participant or any Associate of any Participant has any arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party.
Costs of Solicitation
      The engagement of Georgeson as proxy solicitor is described under “Annual Meeting Information” above. Expenses related to the solicitation of proxies for this meeting in excess of those normally spent for an annual meeting are not expected to exceed approximately $15,000, of which $8,000 has been incurred to date.
SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING
      The Company expects to hold its next annual meeting on or about May 16, 2006. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s executive offices no later than December 19, 2005, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s bylaws, you must have continuously held at least $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.
      If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than February 15, 2006. The Company’s Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:
Corporate Secretary
Alaska Air Group, Inc.
P. O. Box 68947
Seattle, WA 98168
19300 INTERNATIONAL BLVD.
SEATTLE, WASHINGTON 98188
(206) 392-5040 www.alaskaair.com

Preliminary

Alaska Air Group, Inc.
Solicited on Behalf of the Board of Directors
Annual Stockholders Meeting, May 17, 2005

I hereby appoint William S. Ayer and Keith Loveless each as my proxy, with power of substitution, and authorize them to represent and vote all shares of common stock of Alaska Air Group, Inc. (the “Company”) that I may be entitled to vote at the 2005 Annual Meeting of Stockholders of the Company (the “Meeting”), as indicated on the reverse side of this card, and with discretionary authority to vote against three stockholder proposals omitted from the Company's proxy statement under SEC Rule 14a-8 and in their discretion on any other matters that may properly come before the Meeting and any adjournment thereof.

I understand that if I sign but do not indicate a choice on any of the proposals on the reverse side of this card, my shares will be voted on that proposal in accordance with the recommendations of the Board of Directors, which are as follows: FOR the Board’s nominees in Proposal 1 and AGAINST Proposals 2 through 7.

SEE REVERSE SIDE	IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.	SEE REVERSE SIDE

ALASKA AIR GROUP, INC. C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8694 EDISON, NJ 08818-8694	2005 Annual Meeting of Stockholders Tuesday, May 17, 2005 — 2 p.m. Pacific Time The Museum of Flight in Seattle 9404 E. Marginal Way South Seattle, Washington

Internet and telephone voting will be available 24 hours each day until 11:59 p.m. Eastern Time, May 16, 2005.

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/alk		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

If you are returning your proxy card by mail, detach the lower portion and return in the enclosed envelope to Alaska Air Group, Inc., c/o EquiServe Trust Company, N.A., Proxy Services, P.O. Box 8948, Edison, NJ 08818-8948.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X	Please mark
votes as in
this example

When completed and signed, this proxy will be voted as you have directed. If completed and signed with no direction given, it will be voted FOR ALL NOMINEES in Proposal 1 and AGAINST Proposals 2 through 7.

1.	Election of Directors
	Nominees:	(01)	Phyllis J. Campbell
		(02)	Mark R. Hamilton
		(03)	Byron I. Mallott
		(04)	Richard A. Wien

FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐

☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Stockholder Proposal on Poison Pill	☐	☐	☐
3.	Stockholder Proposal on Confidential Shareholder Voting	☐	☐	☐
4.	Stockholder Proposal on Cumulative Voting	☐	☐	☐
5.	Stockholder Proposal on Annual Election of Directors	☐	☐	☐
6.	Stockholder Proposal to Adopt Simple Majority Vote When Amending Bylaws	☐	☐	☐
7.	Stockholder Proposal to Adopt Comprehensive Commitment to Adopt Simple Majority Vote	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name appears on this proxy. Joint owners should each sign. If acting as attorney, executor, trustee or in another representative capacity, please sign name and title.

Signature:	Date:	Signature:	Date:

Preliminary

VOTING INSTRUCTION FORM
VOTING INSTRUCTION FORM

Alaska Air Group, Inc.
Solicited on Behalf of the Board of Directors
Annual Stockholders Meeting, May 17, 2005

I hereby instruct Fidelity Institutional Retirement Services Company as Trustee of The Alaska Airlines, Inc. Pilots Investment and Savings Plan and/or Vanguard Fiduciary Trust Company, as Trustee of the Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. Flight Attendant 401(k) Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, the Horizon Air Industries, Inc. Savings Investment Plan and the Horizon Air Industries, Inc. Supplemental Savings Plan (collectively, the “Plans”), to vote as indicated on the reverse side of this card all shares of common stock of Alaska Air Group, Inc. (the “Company”) allocated to me in any of the Plans at the 2005 Annual Meeting of Stockholders of the Company and adjournment thereof.

I understand that if I sign but do not indicate a choice on any of the proposals on the reverse side of this card, my shares will be voted on that proposal in accordance with the recommendations of the Board of Directors, which are as follows: FOR the Board’s nominees in Proposal 1 and AGAINST Proposals 2 through 7. I further understand that by signing this card, I am providing the Trustee with authority to vote on any other matter that may properly come before the meeting and to grant a proxy granting discretionary authority to vote against three stockholder proposals omitted from the Company's proxy statement under SEC Rule 14a-8 and in their discretion on any other matters that may properly come before the Meeting and any adjournment thereof.

SEE REVERSE SIDE	IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.	SEE REVERSE SIDE

ALASKA AIR GROUP, INC. C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8694 EDISON, NJ 08818-8694	2005 Annual Meeting of Stockholders Tuesday, May 17, 2005 — 2 p.m. Pacific Time The Museum of Flight in Seattle 9404 E. Marginal Way South Seattle, Washington

Internet and telephone voting will be available 24 hours each day until 11:59 p.m. Eastern Time, May 12, 2005.

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/alk		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

If you are returning your proxy card by mail, detach the lower portion and return in the enclosed envelope to Alaska Air Group, Inc., c/o EquiServe Trust Company, N.A., Proxy Services, P.O. Box 8948, Edison, NJ 08818-8948.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X	Please mark
votes as in
this example

When completed and signed, this proxy will be voted as you have directed. If completed and signed with no direction given, it will be voted FOR ALL NOMINEES in Proposal 1 and AGAINST Proposals 2 through 7.

1.	Election of Directors
	Nominees:	(01)	Phyllis J. Campbell
		(02)	Mark R. Hamilton
		(03)	Byron I. Mallott
		(04)	Richard A. Wien

FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐

☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Stockholder Proposal on Poison Pill	☐	☐	☐
3.	Stockholder Proposal on Confidential Shareholder Voting	☐	☐	☐
4.	Stockholder Proposal on Cumulative Voting	☐	☐	☐
5.	Stockholder Proposal on Annual Election of Directors	☐	☐	☐
6.	Stockholder Proposal to Adopt Simple Majority Vote When Amending Bylaws	☐	☐	☐
7.	Stockholder Proposal to Adopt Comprehensive Commitment to Adopt Simple Majority Vote	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name appears on this proxy. Joint owners should each sign. If acting as attorney, executor, trustee or in another representative capacity, please sign name and title.

Signature:	Date:	Signature:	Date: